    As filed with the Securities and Exchange Commission on June 26, 2001.
                                                      Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ____________________


                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ____________________


                            VINTAGE PETROLEUM, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                1311                            73-1182669
  (State or other jurisdiction of        (Primary Standard Industrial    (I.R.S. Employer Identification No.)
 incorporation or organization)          Classification Code Number)

                            110 West Seventh Street
                          Tulsa, Oklahoma 74119-1029
                                (918) 592-0101
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                          CHARLES C. STEPHENSON, JR.
                             Chairman of the Board
                            110 West Seventh Street
                          Tulsa, Oklahoma 74119-1029
                                (918) 592-0101
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPY TO:
                           ROBERT J. MELGAARD, ESQ.
                               Conner & Winters,
                          A Professional Corporation
                            3700 First Place Tower
                              15 East 5th Street
                          Tulsa, Oklahoma 74103-4344

                             ____________________

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

                             ____________________

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                             ____________________

                        Calculation of Registration Fee

====================================================================================================================================
  Title of each class of securities          Amount to       Proposed maximum             Proposed maximum           Amount of
           to be registered                      be       offering price per unit            aggregate            registration fee
                                             registered                                    offering price
------------------------------------------------------------------------------------------------------------------------------------
7 7/8% Senior Subordinated Notes due 2011      $200,000,000            100%                    $200,000,000              $50,000
====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

                             ____________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  SUBJECT TO COMPLETION, DATED JUNE 26, 2001

PROSPECTUS

[Logo]


                            VINTAGE PETROLEUM, INC.

                                 $200,000,000

                       Offer to Exchange all Outstanding
                   7 7/8% Senior Subordinated Notes due 2011
                 for 7 7/8% Senior Subordinated Notes due 2011
                          of Vintage Petroleum, Inc.

                             ____________________

                          Terms of the Exchange Offer

 .    We are offering to exchange the notes that we sold in a private offering for new registered exchange notes.

 .    THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON     , 2001,
     UNLESS EXTENDED.

 .    Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

 .    All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

 .    We believe that the exchange of notes will not be a taxable exchange for
     U.S. federal income tax purposes.

 .    We will not receive any proceeds from the exchange offer.

 .    The terms of the notes to be issued are substantially identical to the outstanding notes, except for the transfer restrictions and registration rights relating to the outstanding notes.

 .    The notes to be exchanged for the outstanding notes will not be listed on any securities exchange or stock market.

                             ____________________

          You should consider carefully the "Risk Factors" beginning on page 13 before participating in the exchange offer.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                     This Prospectus is dated      , 2001.

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
Certain Definitions....................................................    i

Where You Can Find More Information....................................  iii

Forward-Looking Statements.............................................   iv

Summary................................................................    1

Risk Factors...........................................................   13

Use of Proceeds........................................................   21

Capitalization.........................................................   21

Recent Acquisition.....................................................   21

The Exchange Offer.....................................................   22

Description of Certain Indebtedness....................................   32

Description of the Notes...............................................   34

Certain U.S. Federal Income Tax Considerations.........................   69

Plan of Distribution...................................................   69

Legal Matters..........................................................   70

Experts................................................................   70

                               _________________

     You should rely only on the information incorporated by reference or contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.


                              CERTAIN DEFINITIONS

     As used in this prospectus, "Mcf" means thousand cubic feet, "MMcf" means million cubic feet, "Bcf" means billion cubic feet, "Tcf" means trillion cubic feet, "BCFE" means billion cubic feet of gas equivalent, "MMBtu" means million British thermal units, "Bbl" means barrel, "MBbls" means thousand barrels, "MMBbls" means million barrels, "BOE" means equivalent barrels of oil, "MBOE" means thousand equivalent barrels of oil and "MMBOE" means million equivalent barrels of oil.

     Unless otherwise indicated in this prospectus, gas volumes are stated at the legal pressure base of the state or area in which the reserves are located and at 60 (Degree) Fahrenheit. Equivalent barrels of oil are determined using the ratio of six Mcf of gas to one Bbl of oil.

    The term "gross" refers to the total acres or wells in which we have a working interest, and "net" refers to gross acres or wells multiplied by the percentage working interest owned by us. "Net production" means production that is owned by us less royalties and production due others.

     "Proved oil and gas reserves" are the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. "Proved developed oil and gas reserves" are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

     The term "oil" includes crude oil, condensate and natural gas liquids.

     "Finding cost" means an amount per BOE equal to the sum of all costs incurred relating to oil and gas property acquisition, exploration and development activities divided by the sum of all additions and revisions to estimated proved reserves, including reserve purchases.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange under the trading symbol "VPI." Such reports, proxy statements and other information can also be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York.

     This prospectus, which constitutes a part of a registration statement on Form S-4 filed by us with the SEC under the Securities Act of 1933, omits certain of the information set forth in the registration statement. Accordingly, you should refer to the registration statement and its exhibits for further information with respect to us and the exchange notes. Copies of the registration statement and its exhibits are on file at the offices of the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the initial filing of the registration statement on Form S-4 until the offering made under this prospectus is terminated:

     .    Our Annual Report on Form 10-K for the year ended December 31, 2000;

     .    Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2001; and

     . Our Current Reports on Form 8-K dated May 2, 2001, as amended May 18, 2001, and dated May 22, 2001.

     These filings have not been included in or delivered with this prospectus. You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

          William C. Barnes, Secretary
          Vintage Petroleum, Inc.
          110 West Seventh Street
          Tulsa, Oklahoma  74119-1029
          (918) 592-0101

To ensure timely delivery, you should request these filings no later than ____________, 2001.

                          FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we incorporate by reference include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus, which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements.

     These forward-looking statements include, among others, such things as:

     .  the amount and nature of future capital expenditures;

     .  wells to be drilled or reworked;

     .  oil and gas prices and demand;

     .  exploitation and exploration prospects;

     .  estimates of proved oil and gas reserves;

     .  reserve potential;

     .  development and infill drilling potential;

     .  drilling prospects;

     .  expansion and other development trends of the oil and gas industry;

     .  business strategy;

     .  production of oil and gas reserves; and

     .  expansion and growth of our business and operations.

     These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties which could cause actual results to differ materially from our expectations, including

     . the risk factors discussed in this prospectus and in the documents we incorporate by reference;

     .  oil and gas prices;

     .  exploitation and exploration successes;

     .  continued availability of capital and financing;

     .  general economic, market or business conditions;

     . the acquisition and other business opportunities (or lack thereof) that may be presented to and pursued by us;

     .  changes in laws or regulations; and

     .  other factors, most of which are beyond our control.

     Consequently, all of the forward-looking statements made in this prospectus and in the documents we incorporate by reference are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

                                    SUMMARY

     The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire prospectus and the documents to which we have referred you. The term "outstanding notes" refers to the 7 7/8% Senior Subordinated Notes due 2011 that were issued on May 30, 2001. The term "exchange notes" refers to the 7 7/8% Senior Subordinated Notes due 2011 issuable in the exchange offer. The term "notes" collectively refers to the outstanding notes, the exchange notes and any additional notes or additional series of notes issued under the indenture. Certain oil and gas industry terms used in this prospectus are defined under the section "Certain Definitions."


                            Vintage Petroleum, Inc.

     We are an independent oil and gas company engaged in the development, exploitation, exploration, acquisition and production of oil and natural gas. We are focused on the acquisition of producing oil and gas properties which contain the potential for increased value through exploitation and exploration. Through our experienced management and technical staff, we have been successful in realizing such potential on prior acquisitions through workovers, recompletions, secondary recovery operations, operating cost reductions and the drilling of development and exploratory wells. We believe that our primary strengths are our ability to add reserves at attractive prices and our low cost operating structure.

     At March 31, 2001, we owned and operated producing properties in 11 states in the United States, with our domestic proved reserves located primarily in four core areas: the Gulf Coast, East Texas, Mid-Continent and West Coast areas of the United States. During 2000, we expanded our North American operations into Canada through our acquisition of Cometra Energy (Canada), Ltd. With our acquisition of Genesis Exploration Ltd. in May 2001 (described in "Recent Acquisition" below), we now have a substantial presence in Canada. In addition, we have international core areas located in Argentina, Bolivia and Ecuador. In Argentina, we own 15 oil concessions, 14 of which are operated by us, in the south flank of the San Jorge Basin in southern Argentina. During 2000, we expanded this core area with the purchase of the Piedras Colorados and Cachueta concessions in the Cuyo Basin in western Argentina. In Bolivia, we own and operate three blocks covering approximately 570,000 acres in the Chaco Plains area of southern Bolivia and the Naranjillos concession located in the Santa Cruz Province. In November 1998, we purchased, through a wholly owned subsidiary, a subsidiary of Elf Aquitaine with operations in Ecuador. This subsidiary currently operates producing properties in the Oriente Basin in Ecuador and provides us with substantial undeveloped acreage which we believe has significant development and exploration potential.
     As of March 31, 2001, we owned interests in 3,596 gross (2,829 net) productive wells in the United States, of which approximately 84 percent are operated by us, 1,313 gross (1,297 net) productive wells in Argentina, of which approximately 98 percent are operated by us, 16 gross (15 net) productive wells in Bolivia, 100 percent of which are operated by us, 8 gross (6 net) productive wells in Ecuador, 100 percent of which are operated by us, and 156 gross (78 net) productive wells in Canada, of which approximately 50 percent are operated by us. As of December 31, 2000, our properties had proved reserves of 489.1 MMBOE, comprised of 318.6 MMBbls of oil and 1.0 Tcf of gas, with a present value of estimated future net revenues before income taxes (utilizing a 10 percent discount rate) of $4.3 billion and a standardized measure of discounted future net cash flows of $3.0 billion. From the first quarter of 1998 through the fourth quarter of 2000, we increased our average net daily production from 45,000 Bbls of oil to 59,900 Bbls of oil and from 128,500 Mcf of gas to 161,300 Mcf of gas.


Business Strategy

     Our overall goal is to maximize our value through profitable growth in our oil and gas reserves and production. We have been successful at achieving this goal through our ongoing strategy of:

     . acquiring producing oil and gas properties with significant upside potential at favorable prices;

     . focusing on exploitation, development and exploration activities to maximize production and ultimate reserve recovery on existing properties;

     .    exploring non-producing properties;

     .    maintaining a low cost operating structure; and

     .    maintaining financial flexibility.

     Key elements of our strategy include:

     . Acquisitions of Producing Properties. We have an experienced management and technical team which focuses on acquisitions of operated producing properties that meet our selection criteria, which include:

          . significant potential for increasing reserves and production through exploitation, development and exploration;

          .    attractive purchase price; and

          .    opportunities for improved operating efficiency.

          Our emphasis on property acquisitions reflects our belief that continuing consolidation and restructuring activities on the part of major integrated and large independent oil companies has afforded in recent years, and should afford in the future, attractive opportunities to purchase domestic and international producing properties. This acquisition strategy has allowed us to rapidly grow our reserves at favorable acquisition prices. From January 1, 1998, through December 31, 2000, we acquired 152.0 MMBOE of proved oil and gas reserves at an average acquisition cost of $2.39 per BOE. We replaced through acquisitions approximately 195 percent of our production of 78.1 MMBOE during the same period. We are continually identifying and evaluating acquisition opportunities, including acquisitions that would be significantly larger than those consummated to date by us. We cannot assure you that any such acquisitions will be successfully consummated.

     . Exploitation and Development. We pursue workovers, recompletions, secondary recovery operations and other production optimization techniques on our properties, as well as development and infill drilling, to offset normal production declines and replace our production. From January 1, 1998, through December 31, 2000, we spent approximately $216.8 million on exploitation and development activities. As a result of our exploitation activities, including development and infill drilling, during the three-year period ended December 31, 2000, we succeeded in adding 88.2 MMBOE to proved reserves, replacing approximately 113 percent of production during this period. During 2000, we added 22.2 MBOE to proved reserves through exploitation activities, replacing 77 percent of production. We continue to maintain an extensive inventory of exploitation and development opportunities. Based on a continued strong product price environment, we anticipate increasing our level of spending to approximately $195 million in 2001 on exploitation and development projects, primarily in North America and Argentina, including projects associated with our recent acquisition of Genesis Exploration Ltd. See "Recent Acquisition."

     . Exploration. Our overall exploration strategy balances high potential international prospects with lower risk drilling in known formations in the United States and Argentina. This prospect mix and our practice of risk-sharing with industry partners is intended to lower the incidence and costs of dry holes. We make extensive use of geophysical studies, including 3-D seismic, which further reduces the cost by increasing the success of our exploration program. From January 1, 1998, through December 31, 2000, we spent approximately $201.4 million on exploration activities, including $47.2 million on undeveloped leasehold and exploratory drilling in progress which was unevaluated at December 31, 2000. We drilled 81 gross (48.37 net) exploration wells, of which approximately 58 percent gross (66 percent net) were productive. These exploration activities during the three-year period added approximately 55.4 MMBOE to proved reserves and replaced approximately 71 percent of production during the period. Our exploration activities in 2000 were focused on our core areas in the United States, Bolivia and Ecuador and in Yemen. We anticipate spending approximately $83 million on exploration projects in 2001, primarily in North America, Yemen and Trinidad, including projects associated with our recent acquisition of Genesis Exploration.

     . Low Cost Structure. We are an efficient operator and capitalize on our low cost structure in evaluating acquisition opportunities. We generally achieve substantial reductions in labor and other field level costs from those experienced by the previous operators. In addition, we target acquisition candidates that are located in our core areas and provide opportunities for cost efficiencies through consolidation with our other operations. The lower cost structure has generally allowed us to substantially improve the cash flow of newly acquired properties.

     . Financial Flexibility. We are committed to maintaining financial flexibility, which management believes is important for the successful execution of our acquisition, exploitation and exploration strategy. Since 1990, we have raised approximately $843 million in aggregate net proceeds through the completion of five public equity offerings, two public debt offerings and two private debt offerings under Rule 144A. During 2000, we applied our excess cash flow over capital expenditures to the repayment of our outstanding long-term debt, resulting in a reduction of our long-term debt to total capitalization ratio from
          59.2 percent at December 31, 1999, to 42.6 percent at December 31, 2000 (36.5 percent at March 31, 2001). At May 31, 2001, the unused portion of our revolving credit facility was approximately $146 million.


Recent Acquisition

     On May 2, 2001, we completed the acquisition of all the outstanding shares of common stock of Genesis Exploration Ltd. for approximately $596 million in cash and assumption of net liabilities of Genesis at closing. Funds for the purchase were provided primarily from advances under our revolving credit facility. Genesis is a Canadian oil and gas company based in Calgary, Alberta. Genesis' oil and gas properties are located primarily in Alberta, Saskatchewan and the Northwest Territories and total approximately 1.2 million net acres. We estimate Genesis' proved reserves, at the time of acquisition, were 27.7 MMBbls of oil and 207.2 Bcf of gas, or 62.2 MMBOE. These reserves are located primarily in Alberta and Saskatchewan. In addition to the reserves, Genesis owns over 1.0 million net undeveloped acres principally located in Alberta and Saskatchewan, with a significant portion, totaling approximately 440,000 net acres, located in the Northwest Territories. Net daily production at the time of the acquisition, after estimated royalties, from Genesis' oil and gas properties was approximately 17,800 BOE, comprised of approximately 71.0 MMcf of gas and 6,060 Bbls of oil.
                           ________________________

     Our principal office is located at 110 West Seventh Street, Tulsa, Oklahoma 74119, and our telephone number is (918) 592-0101. Our common stock is traded on the New York Stock Exchange under the symbol "VPI."

                              The Exchange Offer

     On May 30, 2001, we issued the outstanding notes, consisting of $200 million in aggregate principal amount of 7 7/8 % Senior Subordinated Notes due 2011, to Lehman Brothers Inc. and BMO Nesbitt Burns Inc. in a private offering. The initial purchasers sold these outstanding notes to institutional investors in transactions exempt from the registration requirements of the Securities Act of 1933.

     When we issued the outstanding notes, we entered into a registration rights agreement in which we agreed to use our best efforts to complete the exchange offer.

The Exchange Offer.......................... Under the terms of the exchange offer, you are entitled to exchange
                                             in the exchange offer the
                                             outstanding notes for registered
                                             exchange notes with substantially
                                             identical terms. You should read
                                             the discussion under the section
                                             "Description of the Notes" for
                                             further information regarding the
                                             exchange notes. The outstanding
                                             notes may be tendered only in
                                             integral multiples of $1,000.

Resale of Exchange Notes.................... We believe that the exchange notes issued in the exchange offer may be
                                             offered for resale, resold or
                                             otherwise transferred by you
                                             without compliance with the
                                             registration and prospectus
                                             delivery provisions of the
                                             Securities Act of 1933, provided
                                             that:

                                                  .    you are acquiring the
                                                       exchange notes in the
                                                       ordinary course of your
                                                       business;

                                                  .    you have no arrangement
                                                       or understanding with any
                                                       person to participate in
                                                       the distribution of the
                                                       exchange notes; and

                                                  .    you are not an
                                                       "affiliate" of ours.

                                             If any of the foregoing are not
                                             true and you transfer any exchange
                                             note without delivering a
                                             prospectus meeting the requirements
                                             of the Securities Act or without an
                                             exemption from the registration
                                             requirements of the Securities Act,
                                             you may incur liability under the
                                             Securities Act. We do not assume or
                                             indemnify you against such
                                             liability.

                                             If you are a broker-dealer and
                                             receive exchange notes for your own
                                             account in exchange for outstanding
                                             notes that you acquired as a result
                                             of market making or other trading
                                             activities, you must acknowledge
                                             that you will deliver a prospectus
                                             meeting the requirements of the
                                             Securities Act in connection with
                                             any resale of the exchange notes. A
                                             broker-dealer may use this
                                             prospectus for an offer to resell,
                                             resale or other transfer of the
                                             exchange notes.

Failure to Exchange Outstanding
Notes May Affect You Adversely.............. If you do not exchange your outstanding notes for exchange
                                             notes, you will no longer be able
                                             to require us to register the
                                             outstanding notes under the
                                             Securities Act. In addition, you
                                             will not be able to offer or sell
                                             the outstanding notes unless:

                                                  .    they are registered under
                                                       the Securities Act; or

                                                  .    you offer or sell them
                                                       under an exemption from
                                                       the requirements of, or
                                                       in a transaction not
                                                       subject to, the
                                                       Securities Act.

Expiration Date............................. The exchange offer will expire at
                                             5:00 p.m., New York City time, on
                                             ___________, 2001, unless we decide
                                             to extend the expiration date.

Interest on the Exchange Notes.............. The exchange notes will accrue interest at 7 7/8 percent per year,
                                             beginning on the last date we paid
                                             interest on the outstanding notes
                                             you exchanged or, if no interest
                                             has been paid on such outstanding
                                             notes, from May 30, 2001. We will
                                             pay interest on the exchange notes
                                             on May 15 and November 15 of each
                                             year, beginning on November 15,
                                             2001.

Conditions to the Exchange Offer............ We will proceed with the exchange offer, so long as:

                                                  .    the exchange offer does
                                                       not violate any
                                                       applicable law or
                                                       applicable interpretation
                                                       of law of the staff of
                                                       the SEC;

                                                  .    no litigation materially
                                                       impairs our ability to
                                                       proceed with the exchange
                                                       offer; and

                                                  .    we obtain all the
                                                       governmental approvals we
                                                       deem necessary for the
                                                       exchange offer.

Procedures for Tendering Notes.............. If you wish to accept the exchange offer, you must:

                                                  .    complete, sign and date
                                                       the letter of
                                                       transmittal, or a
                                                       facsimile of it; and

                                                  .    send the letter of
                                                       transmittal and all other
                                                       documents required by it,
                                                       including the outstanding
                                                       notes to be exchanged, to
                                                       The Chase Manhattan Bank,
                                                       as exchange agent at the
                                                       address set forth on the
                                                       cover page of the letter
                                                       of transmittal.
                                                       Alternatively, you can
                                                       tender your outstanding
                                                       notes by following the
                                                       procedures for book-entry
                                                       transfer, as described in
                                                       this prospectus.

Guaranteed Delivery Procedure............... If you wish to tender your outstanding notes and you cannot
                                             get your required documents to the
                                             exchange agent by the expiration
                                             date, you may tender your
                                             outstanding notes according to the
                                             guaranteed delivery procedure
                                             described under the section "The
                                             Exchange Offer" under the heading
                                             "Guaranteed Delivery Procedure."

Withdrawal Rights........................... You may withdraw the tender of your outstanding notes at any time prior
                                             to 5:00 p.m., New York City time,
                                             on the expiration date. To
                                             withdraw, you must send a written
                                             or facsimile transmission notice of
                                             withdrawal to the exchange agent at
                                             its address set forth in this
                                             prospectus under the section "The
                                             Exchange Offer" under the heading
                                             "Exchange Agent" by 5:00 p.m., New
                                             York City time, on the expiration
                                             date.

Acceptance of Outstanding Notes
and Delivery of Exchange Notes.............. If all of the conditions to the exchange offer are satisfied or
                                             waived, we will accept any and all
                                             outstanding notes that are properly
                                             tendered in the exchange offer
                                             prior to 5:00 p.m., New York City
                                             time, on the expiration date. We
                                             will deliver the exchange notes
                                             promptly after the expiration date.

Use of Proceeds............................. We will not receive any cash proceeds from the issuance of the
                                             exchange notes.

Tax Considerations.......................... We believe that the exchange of outstanding notes for exchange
                                             notes will not be a taxable
                                             exchange for federal income tax
                                             purposes. However, you should
                                             consult your tax adviser about the
                                             tax consequences of this exchange
                                             as they apply to your individual
                                             circumstances.

Exchange Agent.............................. The Chase Manhattan Bank is serving as exchange agent for the exchange
                                             offer.

Fees and Expenses........................... We will bear all expenses related to consummating the exchange offer
                                             and complying with the registration
                                             rights agreement.

                         Description of Exchange Notes

     The exchange notes will be freely tradable and otherwise substantially identical to the outstanding notes. The exchange notes will not have registration rights or provisions for additional interest. The exchange notes will evidence the same debt as the outstanding notes, and the outstanding notes are, and the exchange notes will be, governed by the same indenture.

Total Amount of Notes Offered............... $200 million in aggregate principal amount of 7 7/8 % Senior
                                             Subordinated Notes due 2011. The
                                             exchange notes offered by this
                                             prospectus are being issued under
                                             an indenture that provides for the
                                             issuance of additional notes or
                                             additional series of notes in an
                                             unlimited principal amount. Any
                                             such additional notes will be
                                             identical in all respects to the
                                             exchange notes, except for issue
                                             price and issuance date.

Maturity Date............................... May 15, 2011.

Interest.................................... Fixed annual rate of 7 7/8 percent.

Interest Payment Dates...................... May 15 and November 15 of each year, commencing November 15, 2001.

Mandatory Redemption........................ We will not be required to make mandatory redemption or sinking
                                             fund payments with respect to the
                                             exchange notes.

Optional Redemption......................... We may redeem some or all of the exchange notes at any time on or
                                             after May 15, 2006, at the
                                             redemption prices described under
                                             "Description of the Notes--Optional
                                             Redemption." In addition, prior to
                                             May 15, 2004, we may redeem on one
                                             or more occasions up to 35 percent
                                             of the aggregate principal amount
                                             of the exchange notes at 107.875
                                             percent of the principal amount
                                             thereof, plus accrued interest,
                                             with the proceeds of certain
                                             underwritten public offerings of
                                             our common stock if at least 65
                                             percent of the original principal
                                             amount of the exchange notes issued
                                             remains outstanding. See
                                             "Description of the Notes--Optional
                                             Redemption."

Change of Control........................... If we experience specific kinds of changes of control, we must offer
                                             to repurchase the exchange notes at
                                             101 percent of the principal amount
                                             of the exchange notes, plus accrued
                                             and unpaid interest, if any, to the
                                             date of repurchase. For more
                                             details, see "Description of the
                                             Notes--Repurchase at the Option of
                                             Holders Upon a Change of Control."

Ranking..................................... The exchange notes will be our unsecured senior subordinated
                                             obligations. The exchange notes
                                             will rank:

                                                  .    subordinate in right of
                                                       payment to all existing
                                                       and future senior
                                                       indebtedness;

                                                  .    equal with existing and
                                                       any future senior
                                                       subordinated
                                                       indebtedness; and

                                                  .    senior to any future
                                                       junior subordinated
                                                       indebtedness.

                                             Assuming we had completed the
                                             acquisition of Genesis Exploration
                                             Ltd., completed the offering of the
                                             outstanding notes on March 31,
                                             2001, and applied the net proceeds
                                             as intended, and completed the
                                             exchange offer on March 31, 2001,
                                             the exchange notes:

                                                  .    would have been
                                                       subordinated to
                                                       approximately $344.7
                                                       million of senior
                                                       indebtedness; and

                                                  .    would have ranked equally
                                                       with $400 million of
                                                       other senior subordinated
                                                       indebtedness.

                                             The exchange notes will also be
                                             effectively subordinated to all
                                             indebtedness and other liabilities
                                             of our subsidiaries. The total
                                             balance sheet liabilities of our
                                             subsidiaries were $163.2 million at
                                             March 31, 2001.

Certain Covenants........................... We will issue the exchange notes under an indenture with The Chase
                                             Manhattan Bank, as trustee. The
                                             indenture, among other things,
                                             contains limitations on:

                                                  .    our ability to incur
                                                       additional indebtedness;

                                                  .    the incurrence of certain
                                                       liens on assets to secure
                                                       debt;

                                                  .    the payment of dividends
                                                       and other distributions
                                                       with respect to our
                                                       capital stock and the
                                                       purchase, redemption or
                                                       retirement of our capital
                                                       stock;

                                                  .    the making of certain
                                                       investments;

                                                  .    the issuance and sale of
                                                       capital stock of our
                                                       restricted subsidiaries;

                                                  .    asset sales;

                                                  .    transactions with
                                                       affiliates;

                                                  .    payment restrictions
                                                       affecting the right of
                                                       our restricted
                                                       subsidiaries to make
                                                       certain payments and
                                                       distributions; and

                                                  .    certain consolidations,
                                                       mergers and transfers of
                                                       assets.

                                             All of these covenants are subject
                                             to a number of important
                                             qualifications and some of these
                                             covenants will be suspended before
                                             the exchange notes mature if the
                                             exchange notes attain an investment
                                             grade rating in the future and no
                                             default or event of default exists
                                             under the indenture. For more
                                             details, see the sections
                                             "Description of the Notes--Certain
                                             Covenants" and "Description of the
                                             Notes--Merger, Consolidation and
                                             Sale of Assets."


                                 Risk Factors

     For a discussion of certain factors that should be considered in connection with the exchange offer, see "Risk Factors" beginning on page 13 of this prospectus.

                            Summary Financial Data

  The following table presents a summary of our historical and pro forma financial information for the periods indicated. The historical and pro forma financial information should be read in conjunction with our consolidated financial statements and related notes and our pro forma combined financial statements and related notes incorporated by reference in this prospectus. The summary historical financial information as of and for the three months ended March 31, 2000 and 2001, and the pro forma financial information are unaudited. Significant acquisitions of producing oil and gas properties in 1997 and 1999, and significant dispositions of oil and gas properties in 1999 affect the comparability of the financial data for the periods presented below.

                                                                            Historical                        Pro Forma Combined (a)
                             -------------------------------------------------------------------------------- ----------------------
                                                                                                                            Three
                                                                                        Three Months Ended      Year Ended  Months
                                            Years Ended December 31,                          March 31,          December   Ended
                             --------------------------------------------------------  ----------------------      31,    March 31,
                              1996(b)   1997(b)      1998         1999        2000        2000        2001        2000      2001
                              -------   -------      ----         ----        ----        ----        ----        ----      ----
                                                                                             (Unaudited)              (Unaudited)
                                                       (In thousands, except ratios and per share amounts)
Income Statement Data:
Oil and gas sales(c).......  $ 260,746  $ 358,366  $  270,251  $  376,924  $  680,350  $  139,524  $  206,879  $ 810,102 $  254,748
Gas marketing
 revenues..................     31,920     45,981      54,108      60,275     128,836      18,462      59,323    128,836     59,323
Gathering revenues.........     20,508     18,063       7,741       6,955      19,998       3,418       8,109     19,998      8,109
Total revenues(c)..........    314,525    420,466     333,323     502,928     806,181     162,391     275,490    935,933    323,359
Operating expenses(c)......    140,816    176,552     184,932     184,367     300,477      55,770     113,537    325,845    121,636
Exploration costs..........     10,192     12,667      24,056      14,674      25,242       2,304       2,203     33,223      5,927
Impairment of oil and gas
 properties................          0      8,785      70,913       3,306         225           0           0        225          0
Depreciation, depletion
 and amortization..........     66,861     96,307     108,975     107,807     100,109      21,613      27,591    150,548     41,428
Interest...................     30,109     36,762      43,680      58,665      48,437      13,415      10,917     99,780     22,409
Net income (loss)..........     33,188     54,954     (87,665)     73,371     195,893      38,284      70,698    173,005     71,205

Cash Flow Data:
Cash provided (used) by:
 Operating activities......  $ 102,898  $ 177,665  $   47,767  $  160,980  $  395,687  $   93,599  $  129,940        N/A        N/A
 Investing activities......   (160,977)  (291,711)   (256,836)   (153,400)   (261,518)    (24,829)    (30,043)       N/A        N/A
 Financing activities......     58,308    117,069     208,517      29,862    (157,350)   (104,720)    (57,686)       N/A        N/A

Balance Sheet Data (end
 of period):
Total assets...............  $ 766,816  $ 915,394  $1,014,175  $1,168,134  $1,338,397  $1,124,373  $1,354,677        N/A $2,117,854
Long-term debt, less
 current portion...........    372,390    451,096     672,507     625,318     464,229     519,246     399,257        N/A    934,882
Stockholders' equity.......    236,406    337,578     273,958     431,129     624,857     466,425     695,239        N/A    695,239

Other Financial Data:
EBITDA(d)..................  $ 150,325  $ 216,350  $  116,395  $  282,152  $  462,866  $   96,196  $  149,974  $ 562,600 $  187,815
Ratio of EBITDA to
 interest expense(d).......        5.0x       5.9x        2.7x        4.8x        9.6x        7.2x       13.7x       5.6x       8.4x
Ratio of earnings to fixed
 charges(e)(f).............        2.4x       2.7x        N/A         2.6x        6.7x        5.3x       10.4x       3.6x       5.9x

______________
(a) The pro forma income statement data and the pro forma other financial data have been prepared assuming we consummated the acquisition of Genesis on January 1, 2000, with advances provided under our revolving credit facility and available cash on hand. The pro forma balance sheet data have been prepared assuming we consummated the acquisition of Genesis on March 31, 2001, with advances provided by our revolving credit facility and available cash on hand.

(b) These amounts have been restated to reflect the change in accounting method for our oil and gas properties effective January 1, 1998, from the full cost method to the successful efforts method.

(c) The 1996, 1997, 1998 and 1999 amounts have been restated to reflect the reclassification of transportation and storage costs to lease operating costs.

(d) EBITDA represents earnings before interest, income taxes, depreciation, depletion and amortization, exploration costs and impairment of oil and gas properties. EBITDA is included as a supplemental disclosure because it is commonly accepted as providing useful information regarding a company's ability to service and incur debt. EBITDA, however, should not be considered in isolation or as a substitute for net income, cash flow provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(e) Computed by dividing earnings by fixed charges. For this purpose, earnings are defined as consolidated income before income taxes and cumulative effect of change in accounting principle and fixed charges. Fixed charges consist of interest expense, including amortization of financing costs and any discount or premium related to any indebtedness. No preferred stock was outstanding, and no dividends paid thereon, during any of the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividend requirements is the same as the ratio of earnings to fixed charges.

(f) Earnings for the year ended December 31, 1998, were insufficient to cover fixed charges by $131.2 million.

                       SUMMARY OPERATING AND RESERVE DATA
                                  (Unaudited)

  The following table presents a summary of our historical and pro forma operating information and our historical reserve information for the periods indicated. Significant acquisitions of producing oil and gas properties in 1997 and 1999, and significant dispositions of oil and gas properties in 1999 affect the comparability of the operating and reserve data for the periods presented below.

                                                                            Historical                        Pro Forma Combined(a)
                              -------------------------------------------------------------------------------  ---------------------
                                                                                               Three Months                 Three
                                                                                                   Ended                    Months
                                                       Years Ended December 31,                   March 31,   Year Ended    Ended
                              ------------------------------------------------------------    --------------- December 31, March 31,
                                  1996        1997       1998         1999         2000       2000     2001     2000          2001
                                  ----        ----       ----         ----         ----       ----     ----     ----          ----
Production:
 Oil (MBbls)...............       11,939      15,457     16,434       16,877       19,861     4,491    5,080    21,772        5,672
 Gas (MMcf)................       32,366      42,691     47,238       48,354       53,729    11,251   13,300    75,907       18,973
 Oil equivalent (MBOE).....       17,333      22,573     24,307       24,936       28,816     6,366    7,297    34,423        8,834

Average Sales Prices:
 Oil (per Bbl)(c)(d).......   $    16.93  $    17.20   $  11.06   $    16.92   $    25.55   $ 25.55  $ 25.38   $ 25.64      $ 24.96
 Gas (per Mcf)(c)..........         1.81        2.17       1.87         1.89         3.22      2.20     5.86      3.32         5.96
Production costs (per
 BOE)(b)(c)(e).............         5.44        5.24       5.23         4.88         5.54      5.59     6.56      5.37         6.33
Three-year average finding
 cost (per BOE)(f).........         2.94        3.30       4.50         2.56         2.64       N/A      N/A       N/A          N/A

Proved reserves (end of
 period):
 Oil (MBbls)...............      178,296     187,768    164,457      303,190      318,560       N/A      N/A       N/A          N/A
 Gas (MMcf)................      382,846     552,163    806,833      988,989    1,023,208       N/A      N/A       N/A          N/A
 Total proved reserves
  (MBOE)...................      242,104     279,795    298,929      468,022      489,095       N/A      N/A       N/A          N/A
 Proved developed reserves
  (MBOE)...................      183,629     204,874    207,745      331,932      328,490       N/A      N/A       N/A          N/A
Annual reserve replacement
 ratio(g)..................          347%        268%       181%         806%         175%      N/A      N/A       N/A          N/A
Estimated reserve life
 (in years)(h).............         14.0        12.4       12.3         18.8         17.0       N/A      N/A       N/A          N/A

Present value of estimated
 future net revenues before
 income taxes (discounted
 at 10 percent) (in
 thousands):
 Oil and gas properties....   $1,807,137  $1,222,560   $703,211   $2,989,626   $4,338,616       N/A      N/A       N/A          N/A
 Gathering systems and
 plant.....................   $   10,364  $    5,940   $  4,493   $   13,764   $   14,188       N/A      N/A       N/A          N/A
 Standardized measure of
  discounted future net
   cash flows (in
   thousands)..............   $1,392,841  $1,016,645   $648,222   $2,247,237   $2,951,121       N/A      N/A       N/A          N/A

--------------
(a) The pro forma operating data have been prepared assuming we consummated the acquisition of Genesis on January 1, 2000.

(b) Production costs for 1996 and 1997 have been restated to reflect change in accounting method for our oil and gas properties effective January 1, 1998, from the full cost method to the successful efforts method.

(c) The 1996, 1997, 1998 and 1999 amounts have been restated to reflect the reclassification of transportation and storage costs to lease operating costs.

(d) Reflects the impact of oil hedges, which decreased our average oil price per Bbl by $2.00, $0.24, $0.06, $1.86 and $0.58 for the years ended December 31, 1996, 1997, 1999 and 2000, and the three months ended March 31, 2000, respectively, and which increased our average oil price per Bbl by $1.19 in the three months ended March 31, 2001.

(e) Includes lease operating costs and production and ad valorem taxes.

(f) Represents the average finding cost per BOE during the three years ended December 31 of the year shown in the column.

(g) The annual reserve replacement ratio is a percentage determined on a BOE basis by dividing the estimated reserves added during a year from exploitation, development and exploration activities, acquisitions of proved reserves and revisions of previous estimates, excluding property sales, by the oil and gas volumes produced during that year.

(h) Estimated reserve life is calculated on a BOE basis by dividing the estimated proved reserves at year end by the total production during the year. This calculation can be affected by the timing of major acquisitions and dispositions.

                                  RISK FACTORS

     You should consider carefully the following risk factors, together with all of the other information in this prospectus and the documents that are incorporated by reference, before you decide to exchange your outstanding notes for exchange notes in the exchange offer.


Risks Relating to Vintage and the Oil and Gas Industry

Oil and gas prices fluctuate widely, and low oil and gas prices could adversely affect, and in the past have adversely affected, our financial results.

     Our revenues, operating results, cash flow and future rate of growth depend substantially upon prevailing prices for oil and gas. Historically, oil and gas prices and markets have been volatile, and they are likely to continue to be volatile in the future. The average prices that we currently receive for our production are higher than their historical average. However, a future significant decrease in oil and gas prices, such as that experienced in 1998 and the first half of 1999, could have a material adverse effect on our cash flow and profitability. The substantial and extended decline in oil and gas prices during 1998 and 1999 adversely affected our financial condition and the results of our operations. A sustained period of low prices could have a material adverse effect on our earnings and financial condition.

     Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond our control, including:

     . political conditions in oil producing regions, including the Middle East;

     . the domestic and foreign supply of oil and gas;

     . the level of consumer demand;

     . weather conditions;

     . domestic and foreign government regulations;

     . the price and availability of alternative fuels; and

     . overall economic conditions.

     In addition, various factors may adversely affect our ability to market our oil and gas production, including:

     . the capacity and availability of oil and gas gathering systems and pipelines;

     . the effect of federal and state regulation of production and transportation;

     . general economic conditions;

     . changes in supply due to drilling by other producers;

     . the availability of drilling rigs; and

     . changes in demand.

Lower oil and gas prices may adversely affect our level of capital expenditures, reserve estimates and borrowing capacity.

     Lower oil and gas prices have various adverse effects on our business, including reducing cash flows which, among other things, have caused us in the past, and may cause us in the future, to decrease our capital expenditures. A smaller capital expenditure program may adversely affect our ability to increase or maintain our reserve and production levels. Lower prices may also result in reduced reserve estimates, the one-time write-off of impaired assets and decreased earnings or losses due to lower reserves and higher depreciation, depletion and amortization expense. For example, we recorded in the fourth quarter of 1998 a significant non-cash charge for the impairment of our oil and gas properties due to lower oil and gas prices.

     The amount we can borrow under our revolving credit facility is subject to periodic redetermination based, in part, on expectations of future oil and gas prices applied to our oil and gas reserve estimates. Lower oil and gas prices could result in future reductions in the borrowing base (currently $700 million) under our revolving credit facility because of lower oil and gas reserve values, which, in turn, would reduce our liquidity and possibly trigger mandatory loan repayments. Furthermore, reduction in our liquidity could impede our ability to fund future acquisitions. Lower prices may also cause us to not be in compliance with maintenance covenants under our revolving credit facility and may negatively affect our credit statistics and coverage ratios.


Our integration of Genesis Exploration Ltd. may not be successful.

     On May 2, 2001, we completed the acquisition of Genesis Exploration Ltd. through the acquisition of all of the outstanding shares of Genesis. Prior to the acquisition, Genesis and Vintage operated entirely as separate companies. Our management team does not have experience with Genesis' operations in Canada. We may not be able to integrate the operations of Genesis into our business without experiencing difficulties. These difficulties could include a loss of key employees, customers or suppliers, integrating different business strategy, operations and technology, and managing relationships with other business partners. Accordingly, it is possible that such difficulties could result in a loss of revenues or an increase in operating or other costs. In addition, we may not be able to realize any of the operating efficiencies, synergies or other benefits expected from the acquisition. The combined company may experience the difficulties associated with being a larger entity, including increased difficulties of coordination. Any costs or delays incurred in connection with integrating the operations of Genesis could have an adverse effect on our business, results of operations or financial condition.


Our significant level of indebtedness requires that a significant portion of our cash flow be used to pay interest and may limit our ability to fund capital expenditures or obtain additional financing to fund other obligations.

     We currently have a significant amount of indebtedness. At March 31, 2001, our total long-term debt outstanding was approximately $399.3 million and we had a long-term debt to total capitalization ratio of 36.5 percent. At March 31, 2001, after giving effect to the sale of the outstanding notes and the application of the net proceeds from such sale as intended and the acquisition of Genesis described under the section "Recent Acquisition," we would have had a long-term debt to total capitalization ratio of 57.4 percent. Our significant indebtedness could have important consequences to you. For example:

     . our ability to obtain any necessary financing in the future for working capital, capital expenditures, acquisitions, debt service requirements or other purposes may be limited;

     . a portion of our cash flow from operations must be utilized for the payment of interest on our indebtedness and will not be available for financing capital expenditures or other purposes; for example, interest payments for 2000 represented approximately 12 percent of our cash flows from operations before working capital changes and interest expense;

     . our level of indebtedness and the covenants governing our current indebtedness could limit our flexibility in planning for, or reacting to, changes in our business because certain financing options may be limited or prohibited;

     . we are more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

     . our level of indebtedness may make us more vulnerable during periods of low oil and gas prices or in the event of a downturn in our business because of our fixed debt service obligations; and

     . the terms of our revolving credit facility require us to make interest and principal payments and to maintain stated financial covenants. If the requirements of this facility are not satisfied, the lenders under this facility would be entitled to accelerate the payment of all outstanding indebtedness under this facility, and a default would be deemed to occur under the terms of the notes as well as under our other outstanding senior subordinated notes. In such event, we cannot assure you that we would have sufficient funds available or could obtain the financing required to meet our obligations.


We may incur additional debt to fund our business which would increase the risks our debt levels pose.

     We may be able to incur substantial additional indebtedness in the future. As of May 31, 2001, our revolving credit facility would permit additional borrowings of up to $146 million, and all such borrowings would be senior to the notes. In addition, the terms of the indentures governing the notes and our other outstanding senior subordinated notes permit us to incur additional indebtedness. If we were to add additional indebtedness to our current debt levels, the related risks discussed above that we now face could intensify.


Our future performance depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable.

     Unless we successfully replace the reserves that we produce, our reserves will decline, resulting eventually in a decrease in oil and gas production and lower revenues and cash flow from operations. We historically have succeeded in substantially replacing reserves through exploitation, development and exploration. We have conducted such activities on our existing oil and gas properties as well as on newly acquired properties. We may not be able to continue to replace reserves from such activities at acceptable costs. Lower prices of oil and gas may further limit the kinds of reserves that can be developed at an acceptable cost. Lower prices also decrease our cash flow and may cause us to decrease capital expenditures. The business of exploring for, developing or acquiring reserves is capital intensive. We may not be able to make the necessary capital investment to maintain or expand our oil and gas reserves if cash flow from operations is reduced and external sources of capital become limited or unavailable. In addition, exploitation, development and exploration involve numerous risks that may result in dry holes, the failure to produce oil and gas in commercial quantities and the inability to fully produce discovered reserves.

     We are continually identifying and evaluating acquisition opportunities, including acquisitions that would be significantly larger than those consummated to date by us. We cannot assure you that we will successfully consummate any acquisition, that we will be able to acquire producing oil and gas properties that contain economically recoverable reserves or that any acquisition will be profitably integrated into our operations.


Acquisitions carry unknown risks including potential for environmental problems.

     Our focus on acquiring producing oil and gas properties may increase our potential exposure to liabilities and costs for environmental and other problems existing on such properties. We expect to continue to focus, as we have done in the past, on acquiring producing oil and gas properties to replace reserves. Although we perform a review of the acquired properties that we believe is consistent with industry practice, such reviews are inherently incomplete.

In general, it is not feasible to review in depth each individual property being acquired. Ordinarily, we focus our review efforts on the higher-valued properties and sample the remainder. However, even an in-depth review of all properties and records may not necessarily reveal existing or potential problems nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections may not always be performed on each well included in an acquisition, and environmental problems, such as ground water contamination and surface and subsurface damages from the leakage, spills, disposal or other releases of hazardous substances on such properties or from adjoining properties that have migrated to such properties, are not necessarily observable even when an inspection is performed.


Estimating reserves and future net revenues involves uncertainties and oil and gas price declines may lead to impairment of oil and gas assets.

     There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of developmental expenditures, including many factors beyond the control of the producer. The reserve data incorporated by reference in this prospectus represent only estimates. In addition, the estimates of future net revenues from our proved reserves and the present value of such estimates are based upon certain assumptions about future production levels, prices and costs that may not prove to be correct over time.

     Quantities of proved reserves are estimated based on economic conditions in existence in the period of assessment. Lower oil and gas prices may have the impact of shortening the economic lives on certain fields because it becomes uneconomic to produce all recoverable reserves on such fields, thus reducing proved property reserve estimates. If such revisions in the estimated quantities of proved reserves occur, it will have the effect of increasing the rates of depreciation, depletion and amortization on the affected properties, which would decrease earnings or result in losses through higher depreciation, depletion and amortization expense. The revisions may also be sufficient to trigger impairment losses on certain properties which would result in a further non-cash charge to earnings. For example, we recorded a significant non-cash charge for the impairment of oil and gas properties in the fourth quarter of 1998 due to lower oil and gas prices.


Our international operations may be adversely affected by political and economic instability, changes in the legal and regulatory environment and other factors.

     International investments represent, and are expected to continue to represent, a significant portion of our total assets. We have international operations in Argentina, Bolivia, Canada, Ecuador, Yemen and Trinidad. For 2000, our operations in Argentina accounted for approximately 32 percent of our revenues, 45 percent of our net operating profit (pre-tax income before impairments of oil and gas properties and general and administrative and interest expenses) and 34 percent of our total assets. During such period, our operations in Argentina represented our only foreign operations accounting for more than 10 percent of our revenues, operating income or total assets. We continue to identify and evaluate international investment opportunities but currently have no binding agreements or commitments to make any material international investment.

     Our foreign properties, operations or investments in Argentina, Bolivia, Canada, Ecuador and Yemen may be adversely affected by a number of factors, including:

     . local political and economic developments could restrict or increase the cost of our foreign operations;

     . exchange controls and currency fluctuations could result in financial losses;

     . royalty and tax increases and retroactive tax claims could increase costs of our foreign operations;

     . expropriation of our property could result in loss of revenue, property and equipment;

     . import and export regulations and other foreign laws or policies could result in loss of revenues; and

     . laws and policies of the United States affecting foreign trade, taxation and investment could restrict our ability to fund foreign operations or make foreign operations more costly.

     In particular, our Bolivian projects are dependent, at least in part, on the development and operation of the Bolivia-to-Brazil gas pipeline. The operation of this pipeline is subject to various factors outside our control. In addition, in the event of a dispute arising from foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of the courts in the United States. We may also be hindered or prevented from enforcing our rights with respect to actions taken by a foreign government or its agencies.


Our hedging activities may expose us to the risk of financial loss in certain circumstances.

     We have previously engaged in oil and gas hedging activities and intend to continue to consider various hedging arrangements to realize commodity prices which we consider favorable. The impact of changes in the market prices for oil and gas on the average oil and gas prices received by us may be reduced from time to time based on the level of our hedging activities. These hedging arrangements may limit our potential gains if the market prices for oil and gas were to rise substantially over the price established by the hedge. In addition, our hedging arrangements expose us to the risk of financial loss in certain circumstances, including instances in which:

     . production is less than expected;

     . a change in the difference between published price indexes established by pipelines in which our hedged production is delivered and the reference price established in the hedging arrangements is such that we are required to make payments to the counterparties to our arrangements; or

     . the counterparties to our hedging arrangements fail to honor their financial commitments.

At May 31, 2001, we had contracts hedging 2.9 million barrels of oil per day for the last three quarters of 2001 at an average NYMEX reference price of $29.82 per barrel.


Uninsured risks associated with our operations could result in a substantial financial loss.

     Our operations are subject to all of the risks and hazards typically associated with the exploitation, development and exploration for, the production of, and the transportation of oil and gas. These operating risks include but are not limited to:

     . blowouts, cratering and explosions;

     . uncontrollable flows of oil, natural gas or well fluids;

     . fires;

     . formations with abnormal pressures;

     . pollution and other environmental risks; and

     . natural disasters.

     Any of such events could result in loss of human life, significant damage to property, environmental pollution, impairment of our operations and substantial losses to us. In accordance with customary industry practice, we maintain insurance against some, but not all, of such risks and losses. The occurrence of such an event not fully covered by insurance could have a material adverse effect on our financial position and results of operations.

Governmental and environmental regulations could adversely affect our business.

     Our business is subject to certain foreign, federal, state and local laws and regulations on taxation, the exploration for and development, production and marketing of oil and gas, and environmental and safety matters. Many laws and regulations require drilling permits and govern the spacing of wells, rates of production, prevention of waste and other matters. Such laws and regulations have increased the costs of planning, designing, drilling, installing, operating and abandoning our oil and gas wells and other facilities. In addition, these laws and regulations, and any others that are passed by the jurisdictions where we have production, could limit the total number of wells drilled or the allowable production from successful wells which could limit our revenues.

     Our operations are subject to complex environmental laws and regulations adopted by the various jurisdictions where we operate. We could incur liability to governments or third parties for any unlawful discharge of oil, gas or other pollutants into the air, soil or water, including responsibility for remedial costs. We could potentially discharge such materials into the environment in any of the following ways:

     . from a well or drilling equipment at a drill site;

     . leakage from gathering systems, pipelines, transportation facilities and storage tanks;

     . damage to oil and natural gas wells resulting from accidents during normal operations; and

     . blowouts, cratering and explosions.

     Because the requirements imposed by such laws and regulations are frequently changed, we cannot assure you that laws and regulations enacted in the future, including changes to existing laws and regulations, will not adversely affect our business. In addition, because we acquire interests in properties that have been operated in the past by others, we may be liable for environmental damage caused by such former operators.


Industry competition may impede our growth.

     The oil and gas industry is highly competitive, and we may not be able to compete successfully or grow our business. We compete in the areas of property acquisitions and the development, production and marketing of, and exploration for, oil and natural gas with major oil companies, other independent oil and natural gas concerns and individual producers and operators. We also compete with major and independent oil and natural gas concerns in recruiting and retaining qualified employees. Many of these competitors have substantially greater financial and other resources than we do. We may not be able to successfully expand our business or attract or retain qualified employees.


Risks Related to the Notes

Subordination of the notes may limit payment on the notes.

     Our obligations under the terms of the notes are subordinate in right of payment to all of our existing and future Senior Indebtedness, including outstanding borrowings under our revolving credit facility. As of March 31, 2001, as adjusted to give effect to the purchase of Genesis Exploration Ltd. and the sale of the outstanding notes and the application of the net proceeds as intended to repay borrowings under our revolving credit facility, we would have had approximately $344.7 million of Senior Indebtedness outstanding. We may incur additional Senior Indebtedness from time to time, subject to certain restrictions imposed by the Indenture. By reason of the subordination of the notes, in the event of our insolvency, liquidation or other reorganization, creditors who are holders of Senior Indebtedness must be paid in full before any payments may be made to holders of the notes. There may not be sufficient assets remaining after payment of prior claims to pay amounts due on the notes. In addition, under certain circumstances, no payments may be made with respect to the notes if a default exists with respect to

Senior Indebtedness. See "Description of the Notes--Subordination." The term "Senior Indebtedness" is defined in "Description of the Notes--Certain Definitions."


Structural subordination to debt of our subsidiaries resulting from our holding company structure may limit our ability to make payments on the notes.

     The obligations of our subsidiaries will represent prior claims with respect to the assets and earnings of those subsidiaries. Therefore, the notes are structurally subordinated to all current and future liabilities, including trade payables and accrued liabilities, of our subsidiaries. Our subsidiaries may have contingent liabilities, which could be substantial. The rights of our creditors, including the holders of the notes, to realize upon the assets of any subsidiary upon such subsidiary's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors. The notes are not guaranteed by our subsidiaries and our subsidiaries are not obligated to pay dividends or make advances to us. In addition, any agreements of subsidiaries which prohibit or limit the subsidiaries' payment of dividends will eliminate or reduce our access to cash flows of those subsidiaries to pay interest or principal with regard to the notes. While the Indenture governing the notes permits our foreign subsidiaries to enter into agreements restricting their ability to pay dividends to us, there are no such agreements currently in place.


We may be unable to repay or repurchase indebtedness, including the notes, if a change of control occurs.

     Upon the occurrence of certain specific change of control events:

     . the lenders under our revolving credit facility could demand repayment of all outstanding indebtedness under the facility; and

     . holders of the notes and of our other outstanding senior subordinated indebtedness, in the aggregate principal amount of $600 million, will have the right to require us, subject to certain conditions, to repurchase all or any part of such holders' indebtedness at a price equal to 101 percent of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

     Upon such an occurrence, we would be required to redeem or repay the lenders under our revolving credit facility before repurchasing the notes and such other outstanding senior subordinated indebtedness. In addition, future indebtedness of ours may include similar change of control provisions.

     A change of control under our revolving credit facility and senior subordinated indentures, including the Indenture for the notes, includes:

     . the acquisition of 50 percent or more of our voting stock by any individual or group;

     . the sale, lease, transfer or conveyance of substantially all our assets;

     . the reconstitution of our Board of Directors under certain circumstances;
       and

     . our merger or consolidation with another entity in a transaction in which our outstanding voting stock is exchanged for cash, securities or property other than voting capital stock of the surviving corporation where holders of our voting stock immediately prior to the transaction own not less than a majority of the voting stock of the surviving corporation after the transaction in substantially the same proportion as before the transaction.

The term "Change of Control" with respect to the notes is defined in "Description of the Notes--Repurchase at the Option of Holders Upon a Change of Control." Except as described above, the Indenture for the notes does not contain any other provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar restructuring.

     We may not have sufficient funds available and may not be able to obtain the financing required to repay or repurchase such outstanding indebtedness, including the notes, following such a change of control. If a change of control occurred and we had inadequate funds or financing available to pay for such indebtedness, an event of default would be triggered under the terms of such indebtedness, which could have adverse consequences for us and the holders of the indebtedness. In such event, we cannot assure you that we would have sufficient funds available or could obtain the financing required to meet our obligations.


There are limited restrictive covenants under the Indenture.

     The Indenture contains only limited covenants that place restrictions on our ability to incur additional indebtedness, to create liens or other encumbrances, to make payments and investments and to sell or otherwise dispose of assets, to merge or consolidate with other entities, or to do other things. Further, although our failure to comply with those covenants could constitute an event of default under the Indenture, which would result in the acceleration of the notes, the event of default under the Indenture would likely also result in the acceleration of debt under instruments evidencing Senior Indebtedness, because of cross-acceleration or cross-default provisions in those instruments. To the extent events of default under the Indenture result in defaults with respect to Senior Indebtedness, the subordination provisions in the Indenture would likely restrict payments to the holders of notes. Furthermore, certain of the covenants will become inapplicable during any period of time when the notes have an investment grade rating from both rating agencies and no default or event of default under the Indenture exists. See "Description of the Notes-- Certain Covenants." The Indenture does not contain covenants specifically designed to protect holders of the notes in case there is a material adverse change in our financial position.


If you do not participate in the exchange offer, your outstanding notes will continue to be subject to transfer restrictions.

     If you do not exchange your outstanding notes for exchange notes pursuant to the exchange offer, your outstanding notes will continue to be subject to the restrictions on transfer of your outstanding notes. We do not intend to register the outstanding notes under the Securities Act of 1933. To the extent outstanding notes are tendered and accepted in the exchange offer, the trading market, if any, for the outstanding notes would be adversely affected.


The lack of public market for the exchange notes may adversely affect the liquidity and price of the exchange notes.

     There is no existing trading market for the exchange notes, and there can be no assurance a market for the exchange notes will develop in the future, that holders of the exchange notes will be able to sell the exchange notes or of the price at which such holders may be able to sell the exchange notes. If a market for the exchange notes were to develop, future trading prices of the exchange notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations and the market for similar notes. The initial purchasers of the outstanding notes have advised us that they currently intend to make a market in the exchange notes. However, the initial purchasers are not obligated to do so, and they may cause their market-making activities at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the exchange notes or that an active public market for the exchange notes will develop. If an active market does not develop, the market price and liquidity of the exchange notes may be adversely affected. In addition, we do not intend to apply (and are not obligated to apply) for listing or quotation of the exchange notes on any securities exchange or stock market.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive in exchange a like principal amount of outstanding notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization. The proceeds received from the sale of the outstanding notes were used to repay a portion of our outstanding indebtedness under our revolving credit facility.


                                 CAPITALIZATION

     The following table sets forth our capitalization as of March 31, 2001: (a) on a historical basis, (b) pro forma to give effect to the acquisition of Genesis Exploration Ltd. and (c) as adjusted combined to give effect to (b) above and the sale of the outstanding notes and the application of the net proceeds from the sale to reduce borrowings under our revolving credit facility. This table should be read in conjunction with our consolidated financial statements and related notes and our pro forma combined financial statements and related notes incorporated by reference in this prospectus.

                                                                         At March 31, 2001
                                                                -----------------------------------
                                                                                        As Adjusted
                                                                Historical  Pro Forma    Combined
                                                                ----------  ----------  -----------
                                                                          (In thousands)
Cash and cash equivalents  ...................................  $   61,717  $   35,717   $   35,717
                                                                ==========  ==========   ==========
Current portion of long-term debt  ...........................          --          --           --
                                                                ----------  ----------   ----------
Long-term debt:
  Bank Revolving Loan Facility  ..............................  $       --  $  535,625   $  335,943
  9% Senior Subordinated Notes Due 2005, net of discount  ....     149,807     149,807      149,807
  8%  Senior Subordinated Notes Due 2009, net of discount  ...      99,450      99,450       99,450
  9 3/4% Senior Subordinated Notes Due 2009  .................     150,000     150,000      150,000
  Notes offered hereby  ......................................          --          --      200,000
                                                                ----------  ----------   ----------
     Total long-term debt  ...................................     399,257     934,882      935,200
                                                                ----------  ----------   ----------
     Stockholders' equity  ...................................     695,239     695,239      695,239
                                                                ----------  ----------   ----------
     Total capitalization  ...................................  $1,094,496  $1,630,121   $1,630,439
                                                                ==========  ==========   ==========


                               RECENT ACQUISITION

     On May 2, 2001, we completed the acquisition of all the outstanding shares of common stock of Genesis Exploration Ltd. for approximately $596 million in cash and assumption of net liabilities of Genesis at closing. Funds for the purchase were provided primarily from advances under our revolving credit facility.

     Genesis is a Canadian oil and gas company based in Calgary, Alberta. Prior to closing, the common shares of Genesis were listed on the Toronto Stock Exchange. Genesis' oil and gas properties are located primarily in Alberta, Saskatchewan and the Northwest Territories and total approximately 1.2 million net acres. We estimate Genesis' proved reserves, at the time of acquisition, were 27.7 MMBbls barrels of oil and 207.2 Bcf of gas, or 62.2 MMBOE. These reserves are located primarily in Alberta and Saskatchewan. In addition to the reserves, Genesis owns over 1.0 million net undeveloped acres principally located in Alberta and Saskatchewan, with a significant portion, totaling approximately 440,000 net acres, located in the Northwest Territories. Net daily production at the time of acquisition, after estimated royalties, from Genesis' oil and gas properties was approximately 17,800 BOE, comprised of approximately
71.0 MMcf of gas and 6,060 Bbls of oil.

     We currently plan to further develop Genesis' oil and gas properties through an aggressive work program consisting of over 200 total exploration and exploitation projects targeted to occur during the remainder of 2001, concentrated in the West Central, Grouard and Sturgeon Lake areas of Alberta. We have budgeted capital expenditures of approximately $58 million for the work activity planned in Canada for the remainder of 2001 following our acquisition.


                               THE EXCHANGE OFFER

Terms of the Exchange Offer

General

     In connection with the issuance of the outstanding notes, we entered into a Registration Rights Agreement dated May 22, 2001, with the initial purchasers of the outstanding notes. Pursuant to the Registration Rights Agreement, we have agreed to file a registration statement (the ''Exchange Offer Registration Statement''), of which this prospectus is a part, with the SEC with respect to a registered offer to exchange the outstanding notes for exchange notes having terms substantially identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions and additional interest.

     Under the Registration Rights Agreement, we will, at our cost:

     . file the Exchange Offer Registration Statement not later than 75 days of the date of original issuance of the outstanding notes;

     . use our best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act not later than 150 days of the date of original issuance of the outstanding notes; and

     . keep the exchange offer open for not less than 20 business days nor more than 30 business days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the outstanding notes.

The exchange offer being made by this prospectus, if commenced and consummated within the time periods described in this paragraph, will satisfy our obligations under the Registration Rights Agreement.

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. Exchange notes of the same class will be issued in exchange for an equal principal amount of outstanding notes accepted in the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000. This prospectus, together with the letter of transmittal, is being sent to all registered holders of outstanding notes. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered in exchange. However, our obligation to accept outstanding notes for exchange is subject to certain conditions as set forth in this section under the heading "-Conditions."

     Outstanding notes will be deemed accepted when, as and if we have given oral (promptly confirmed in writing) or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders of outstanding notes for the purposes of receiving the exchange notes and delivering them to the holders.

Resale of Exchange Notes

     Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that the exchange notes will be freely transferable by holders of the outstanding notes, other than our affiliates, after the exchange offer without further registration under the Securities Act of 1933 if the holder of the exchange notes represents that:

     . it is acquiring the exchange notes in the ordinary course of its business;

     . it has no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

     . it is not an "affiliate" of ours, as that term is defined in Rule 405 under the Securities Act of 1933;

provided that broker-dealers ("Participating Broker-Dealers") receiving exchange notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such exchange notes.

     The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of the outstanding notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, we are required to allow Participating Broker-Dealers to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such exchange notes.

     A holder of outstanding notes who wishes to exchange such notes for exchange notes in the exchange offer will be required to represent that:

     . any exchange notes to be received by it will be acquired in the ordinary course of its business;

     . it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act of 1933) of the exchange notes; and

     . it is not an "affiliate" of ours, as defined in Rule 405 under the Securities Act of 1933, or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act of 1933 to the extent applicable.

     If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

     If a holder of outstanding notes is engaged in or intends to engage in a distribution of the exchange notes or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer, the holder may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Expiration Date; Extensions; Amendments; Termination

     The term "expiration date" shall mean ___________, 2001 (30 calendar days following the commencement of the exchange offer), unless the exchange offer is extended by us, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.

     In order to extend the expiration date, we will notify the exchange agent of any extension by oral (promptly confirmed in writing) or written notice and may notify the holders of the outstanding notes by mailing an announcement or by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right to delay acceptance of any outstanding notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of outstanding notes not previously accepted if any of the conditions set forth in this section under the heading "-Conditions" shall have occurred and shall not have been waived by us (if permitted to be waived), by giving oral (promptly confirmed in writing) or written notice of such delay, extension or termination to the exchange agent. We also reserve the right to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the outstanding notes. If any material change is made to terms of the exchange offer, the exchange offer shall remain open for a minimum of an additional five business days, if the exchange offer would otherwise expire during such period. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral (promptly confirmed in writing) or written notice of the delay to the exchange agent. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of the amendment including providing public announcement, or giving oral or written notice to the holders of the outstanding notes. A material change in the terms of the exchange offer could include, among other things, a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of the exchange offer.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement.

Interest on the Exchange Notes

     Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the outstanding note surrendered in exchange thereof or, if no interest has been paid on such outstanding note, from the date of its original issue.

Single Class of Notes

     The outstanding notes and the exchange notes will be treated as a single class for all purposes under the Indenture (except for provisions dealing specifically with registration and exchange offer issues).

Procedures for Tendering

     To tender in the exchange offer, a holder of outstanding notes must complete, sign and date the letter of transmittal or a facsimile of it, have the signatures guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or facsimile, or an agent's message together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, either:

     . certificates for the outstanding notes must be received by the exchange agent along with the letter of transmittal;

     . a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of the outstanding notes, if such procedure is available, into the exchange agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility" or "DTC") pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date; or

     . the holder must comply with the guaranteed delivery procedures described below.

     The method of delivery of outstanding notes, letters of transmittal and all other required documents is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand-delivery service. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or outstanding notes should be sent to us.

     Delivery of all documents must be made to the exchange agent at its address set forth below. Holders of outstanding notes may also request their respective brokers, dealers, commercial banks, trust companies or nominees to tender outstanding notes for them.

     The term "agent's message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the exchange agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering outstanding notes that are the subject of the Book-Entry Confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against the participant.

     The tender by a holder of outstanding notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth here and in the letter of transmittal.

     Only a holder of outstanding notes may tender the outstanding notes in the exchange offer. The term "holder" for this purpose means any person in whose name outstanding notes are registered on our books or a person whose name appears on a security position listing provided by the Book-Entry Transfer Facility or any other person who has obtained a properly completed bond power from the registered holder.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on his or her behalf. If the beneficial owner wishes to tender on his or her own behalf, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering his or her outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (each, an "Eligible Institution"), unless the outstanding notes are tendered:

     . by a registered holder (or by a participant in DTC whose name appears on a security position listing as the owner) who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and the exchange notes are being issued directly to such registered holder (or deposited into the participant's account at DTC); or

     .  for the account of an Eligible Institution.

     If the letter of transmittal is signed by the recordholder(s) of the outstanding notes tendered, the signature must correspond with the name(s) written on the face of the outstanding notes without alteration, enlargement or any change whatsoever. If the letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the outstanding notes.

     If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed therein, those outstanding notes must be endorsed or accompanied by bond powers and a proxy that authorize such person to tender the outstanding notes on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the outstanding notes.

     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     A tender will be deemed to have been received as of the date when the tendering holder's duly signed letter of transmittal accompanied by outstanding notes, or a timely confirmation received of a book-entry transfer of outstanding notes into the exchange agent's account at DTC with an agent's message, or a notice of guaranteed delivery from an Eligible Institution is received by the exchange agent. Issuances of exchange notes in exchange for outstanding notes tendered pursuant to a notice of guaranteed delivery by an Eligible Institution will be made only against delivery of the letter of transmittal and any other required documents, and the tendered outstanding notes or a timely confirmation received of a book-entry transfer of outstanding notes with an agent's message into the exchange agent's account at DTC with the exchange agent.

     All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of the tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes which, if accepted, would, in our or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of the exchange offer or irregularities or defects in tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes, nor shall we, the exchange agent or any other person incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holders of such outstanding notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In addition, we reserve the right in our sole discretion, subject to the provisions of the Indenture, to:

     . purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date or, as set forth in this section under the heading "-Expiration Date; Extensions; Amendments; Termination," to terminate the exchange offer in accordance with the terms of the Registration Rights Agreement; and

     . to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers could differ from the terms of the exchange offer.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

     Upon satisfaction or waiver of all of the conditions to the exchange offer, all outstanding notes properly tendered will be accepted, promptly after the expiration date, and the exchange notes will be issued promptly after acceptance of the outstanding notes. See the heading "-Conditions" below. For purposes of the exchange offer, outstanding notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral (promptly confirmed in writing) or written notice thereof to the exchange agent.

     In all cases, issuance of exchange notes for outstanding notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for such outstanding notes or a timely Book-Entry Confirmation of such outstanding notes into the exchange agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of transmittal and all other required documents or an agent's message in lieu thereof. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged outstanding notes will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer. In the case of outstanding notes tendered by the book-entry transfer procedures described below, the non-exchanged outstanding notes will be credited to an account maintained with the Book-Entry Transfer Facility.

Book-Entry Transfer

     The exchange agent will make a request to establish an account with respect to the outstanding notes at the Book-Entry Transfer Facility for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of outstanding notes by causing the Book-Entry Transfer Facility to transfer such outstanding notes into the exchange agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility, an agent's message or the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under the heading "-Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with. Delivery of documents to DTC does not constitute delivery to the exchange agent. All references in this prospectus to deposit of outstanding notes shall be deemed to include the Book-Entry Transfer Facility's book-entry delivery method.

Guaranteed Delivery Procedure

     If a registered holder of the outstanding notes desires to tender the outstanding notes, and the outstanding notes are not immediately available, or time will not permit the holder's outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, a tender may be effected if:

     . the tender is made through an Eligible Institution;

     . prior to the expiration date, the exchange agent receives from such Eligible Institution a notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery:

       . setting forth the name and address of the holder of the outstanding notes and the amount of outstanding notes tendered;

       . stating that the tender is being made thereby; and

       . guaranteeing that within five business days after the expiration date, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, the letter of transmittal or an agent's message in lieu thereof and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and

     . the certificates for all physically tendered outstanding notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, the letter of transmittal or an agent's message in lieu thereof and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

Withdrawal of Tenders

     Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time on the expiration date at the address set forth below under the heading "-Exchange Agent" and prior to acceptance for exchange thereof by us. Any such notice of withdrawal must:

     . specify the name of the person having tendered the outstanding notes to be withdrawn (the "Depositor");

     . identify the outstanding notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of such outstanding notes;

     . be signed by the Depositor in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the outstanding notes to register the transfer of such outstanding notes into the name of the Depositor withdrawing the tender;

     . specify the name in which any such outstanding notes are to be registered, if different from that of the Depositor; and

     . if the outstanding notes have been tendered pursuant to the book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different than that of the Depositor.

     All questions as to the validity, form and eligibility, and time of receipt of such notices will be determined by us, which determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange and that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of outstanding notes tendered by book-entry transfer, such outstanding notes will be credited to an account maintained with the Book-Entry Transfer Facility for the outstanding notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following one of the procedures described above under the headings "-Procedures for Tendering" and "-Book-Entry Transfer" at any time on or prior to the expiration date.

Conditions

     Notwithstanding any other term of the exchange offer, outstanding notes will not be required to be accepted for exchange, nor will exchange notes be issued in exchange for any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus before the acceptance of such outstanding notes, if:

     . because of any change in law, or applicable interpretations of law by the SEC, we determine that we are not permitted to effect the exchange offer;

     . an action is proceeding or threatened that would materially impair our ability to proceed with the exchange offer; or

     . not all government approvals that we deem necessary for the consummation of the exchange offer have been received.

     We have no obligation to, and will not knowingly, permit acceptance of tenders of outstanding notes:

     . from affiliates of ours within the meaning of Rule 405 under the Securities Act of 1933;

     . from any other holder or holders who are not eligible to participate in the exchange offer under applicable law or interpretations by the SEC; or

     . if the exchange notes to be received by such holder or holders of outstanding notes in the exchange offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act of 1933 and the Securities Exchange Act of 1934 and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

Accounting Treatment

     The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The costs of the exchange offer and the unamortized expenses related to the issuance of the outstanding notes will be amortized over the term of the exchange notes.

Exchange Agent

     The Chase Manhattan Bank has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

     By Mail, Overnight Mail or   The Chase Manhattan Bank   Phone: 212/638-0826
     Courier:                     55 Water Street            Facsimile: 212/638-
                                  New York, New York 10041   7380
                                  ATTN: ________________

Fees and Expenses

     We will pay the expenses of soliciting tenders under the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of ours.

     We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the exchange offer will be paid by us, including fees and expenses of the exchange agent and Trustee and accounting, legal, printing and related fees and expenses.

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes pursuant to the exchange offer. If, however:

     . certificates representing exchange notes or outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the outstanding notes tendered; or

     . if tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

     . if a transfer tax is imposed for any reason other than the exchange of outstanding notes pursuant to the exchange offer;

then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from such taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.


Shelf Registration Statement

     In the event that:

     . any change in law or applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer;

     . for any other reason the Exchange Offer Registration Statement is not declared effective within 150 days of the date of original issuance of the outstanding notes or the exchange offer is not consummated within 45 days after the date the Exchange Offer Registration Statement is declared effective under the Securities Act of 1933;

     . under certain circumstances if the initial purchasers so request with respect to outstanding notes not eligible to be exchanged for exchange notes in the exchange offer;

     . under certain circumstances any holder of outstanding notes (other than the initial purchaser) is not eligible to participate in the exchange offer or does not receive freely tradable exchange notes in the exchange offer other than by reason of such holder being an affiliate of ours; or

     . in the case that an initial purchaser participates in the exchange offer or otherwise acquires exchange notes pursuant to the Registration Rights Agreement, such initial purchaser does not receive freely tradable exchange notes in exchange for outstanding notes constituting any portion of an unsold allotment (it being understood that the requirement that a Participating Broker-Dealer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with sales of exchange notes shall not result in such exchange notes being not "freely tradable");

we will, at our cost,

     . as promptly as practicable (but in no event more than 30 days after so required or requested pursuant to the Registration Rights Agreement), file a shelf registration statement ("Shelf Registration Statement") covering resales of the outstanding notes or the exchange notes, as the case may be;

     . use our best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act of 1933; and

     . use our best efforts to keep the Shelf Registration Statement effective until two years after its effective date.

     We will, in the event a Shelf Registration Statement is filed, among other things:

     . provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement;

     . notify each such holder when the Shelf Registration Statement has become effective; and

     . take certain other actions as are required to permit unrestricted resales of the outstanding notes or the exchange notes, as the case may be.

     A holder selling outstanding notes or exchange notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act of 1933 in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).


Additional Interest

     In the event that:

     . on or prior to the 75th day of the date of original issuance of the outstanding notes, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the SEC;

     . on or prior to the 150th day of the date of original issuance of the outstanding notes, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective;

     . on or prior to the 45th day after the date the Exchange Offer
       Registration Statement is declared effective under the Securities Act, neither the exchange offer has been consummated nor the Shelf Registration Statement has been declared effective; or

     . after either the Exchange Offer Registration Statement or the Shelf
       Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of outstanding notes or exchange notes in accordance with and during the periods specified in the Registration Rights Agreement

(each such event referred to above in this paragraph, a "Registration
Default"); then, as liquidated damages for such Registration Default, additional interest (''Special Interest'') will accrue on the principal amount of the outstanding notes and the exchange notes (in addition to the stated interest on the outstanding notes and the exchange notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

     Special Interest will accrue in an amount equal to $.05 per calendar week per $1,000 principal amount of the outstanding notes and exchange notes during the 90-day period immediately following the occurrence of such Registration Default and shall increase by an amount equal to $.05 per calendar week per $1,000 principal amount of the outstanding notes and exchange notes at the end of each subsequent 90-day period, but in no event shall such amount exceed $.30 per calendar week per $1,000 principal amount of the outstanding notes and exchange notes.


Failure to Exchange Outstanding Notes May Affect You Adversely

     Upon consummation of the exchange offer, subject to certain exceptions, holders of outstanding notes who do not exchange their outstanding notes for exchange notes in the exchange offer will no longer be entitled to registration rights and will not be able to offer or sell their outstanding notes, unless the outstanding notes are subsequently registered under the Securities Act of 1933 (which, subject to certain limited exceptions, we will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities laws.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

Bank Facility

     Under our revolving credit facility (the "Bank Facility"), certain banks have provided to us an unsecured revolving credit facility. The Bank Facility establishes a borrowing base, $700 million at May 31, 2001, before the impact attributable to our recently acquired properties in Canada, determined by the banks' evaluation of our oil and gas reserves. The amount available to be borrowed under the Bank Facility is limited to the lesser of the borrowing base or the facility size, which is currently set at $625 million.

     Outstanding advances under the Bank Facility bear interest payable quarterly at a floating rate based on Bank of Montreal's alternate base rate (as defined) or, at our option, at a fixed rate for up to six months based on the Eurodollar market rate ("LIBOR"). Our interest rate increments above the alternate base rate and LIBOR vary based on the level of outstanding senior debt to the borrowing base. As of March 31, 2001, we had no outstanding advances under the Bank Facility. In addition, we must pay a commitment fee ranging from
0.325 to 0.50 percent per annum on the unused portion of the banks' commitment.

     Our borrowing base is redetermined on a semiannual basis by the banks based upon their review of our oil and gas reserves. If the sum of outstanding senior debt exceeds the borrowing base, as redetermined, we must repay such excess. Final maturity of the Bank Facility is November 30, 2005.

     The unused portion of the Bank Facility was approximately $146 million at May 31, 2001.

     The Bank Facility includes customary covenants, including, among other things:

     .  maintenance of consolidated tangible net worth;

     .  limitations on indebtedness

     .  limitations on creation of liens;

     .  limitations on guarantees, loans or advances;

     .  limitations on certain consolidations, mergers and transfers of assets;

     .  limitations on investments; and

     .  limitations on transactions with affiliates.

     The Bank Facility includes customary events of default, including among other things, and subject to applicable grace periods, if any:

     . our failure to make any payment of principal of or interest on any loan under the Bank Facility when due and payable;

     . breaches of any representations or warranties in any material respect when made;

     . a breach of certain agreements and covenants, including all negative covenants in the Bank Facility;

     . a default in payment under any of our or our subsidiaries' other indebtedness for borrowed money or contingent liability or any other default if the effect of such is to permit acceleration of such indebtedness;

     . any judgment or order for the payment of money in excess of $20 million is rendered against us or any of our subsidiaries;

     .  certain acts of bankruptcy, insolvency or dissolution; and

     .  any change in control.


Senior Subordinated Notes

     We have three series of senior subordinated notes outstanding in addition to the outstanding notes subject to this exchange offer:

     . $150,000,000 aggregate principal amount of 9% Senior Subordinated Notes due 2005 (the "9% Notes") issued pursuant to an indenture between us and The Chase Manhattan Bank (formerly Chemical Bank) (the "9% Notes Indenture"). Interest on the 9% Notes is payable on June 15 and December 15 of each year, and such payments commenced on June 15, 1996. The 9% Notes are redeemable at our option, in whole or in part, at any time on or after December 15, 2000, at the redemption prices set forth in the 9% Notes Indenture, plus accrued and unpaid interest, if any, to the date of redemption. The 9% Notes are not subject to any mandatory sinking fund.

     . $100,000,000 aggregate principal amount of 8 5/8% Senior Subordinated Notes due 2009 (the 8 5/8% Notes") issued pursuant to an indenture between us and The Chase Manhattan Bank (the 8 5/8% Notes Indenture"). Interest on the 8 5/8% Notes is payable on February 1 and August 1 of each year, and such payments commenced on August 1, 1997. The 8 5/8% Notes are redeemable at our option, in whole or in part, at any time on or after February 1, 2002, at the redemption prices set forth in the 8 5/8% Notes Indenture, plus accrued and unpaid interest, if any, to the date of redemption. The 8 5/8% Notes are not subject to any mandatory sinking fund.

     . $150,000,000 aggregate principal amount at maturity of 9 3/4% Senior Subordinated Notes due 2009 (the "9 3/4% Notes") issued pursuant to an indenture between us and The Chase Manhattan Bank (the 9 3/4% Notes Indenture"). Interest on the 9 3/4% Notes is payable on June 30 and December 30 of each year, and such payments commenced on June 30, 1999. The 9 3/4% Notes are redeemable at our option, in whole or in part, at any time on or after February 1, 2004, at the redemption prices set forth in the 9 3/4% Notes Indenture, plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to February 1, 2002, we may redeem up to 33 1/3 percent of the 9 3/4% Notes with proceeds of certain underwritten public offerings of our common stock. The 9 3/4% Notes are not subject to any mandatory sinking fund.

     Upon the occurrence of a "change of control" (as defined in the respective indenture for each series of our senior subordinated notes), we will be required to make an offer to repurchase each series of senior subordinated notes at 101 percent of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

     The outstanding senior subordinated notes are our unsecured senior subordinated obligations and rank, in right of payment, subordinate to all our existing and future senior indebtedness, pari passu with each other outstanding series and with any future senior subordinated indebtedness (including the notes offered hereby) and senior to any future junior subordinated indebtedness. The outstanding senior subordinated notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

     The indenture for each series of the senior subordinated notes contains limitations on, among other things:

     .  our ability to incur additional indebtedness;

     . the payment of dividends and other distributions with respect to our capital stock and the purchase, redemption or retirement of our capital stock;

     .  the making of certain investments;

  .  the incurrence of certain liens;

  .  asset sales;

  .  the issuance and sale of capital stock of restricted subsidiaries;

  .  transactions with affiliates;

  . payment restrictions affecting the right of restricted subsidiaries to make certain payments and distributions; and

  .  certain consolidations, mergers and transfers of assets.

  Events of default under each indenture for the outstanding senior subordinated notes are:

  . failure to pay any interest on the respective notes when due, continued for 30 days;

  . failure to pay principal of (or premium, if any, on) the respective notes when due;

  . failure to perform any other covenant of ours in such indenture, continued for 60 days after written notice thereof has been provided;

  . a default under any indebtedness for borrowed money by us or any restricted subsidiary of ours which results in acceleration of the maturity of such indebtedness, or failure to pay any such indebtedness at maturity, in an amount greater than $10 million ($40 million in the case of indebtedness of a foreign subsidiary the recourse for which is limited to solely foreign subsidiaries) if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after written notice has been provided;

  . one or more final judgments or orders by a court of competent jurisdiction are entered against us or any restricted subsidiary of ours in an uninsured or unindemnified aggregate amount in excess of $10 million and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days; and

  .  certain events of bankruptcy, insolvency or reorganization.


                           DESCRIPTION OF THE NOTES

  The outstanding notes were, and the exchange notes will be, issued under an Indenture dated as of May 30, 2001 (the "Indenture"), between Vintage and The Chase Manhattan Bank, as trustee (the "Trustee"). The Indenture provides for the issuance of an unlimited principal amount of additional notes as part of the same or an additional series from time to time. Any additional notes issued under the Indenture will be identical in all respects to the notes offered hereby other than issue price and issuance date. The terms of the notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. In this section, we collectively refer to the outstanding notes and the exchange notes as the "Notes."

  The following discussion of certain provisions of the Indenture are summaries and do not purport to be complete, and are qualified in their entirety by reference to all of the provisions of the Notes and the Indenture, including the definition of certain terms, and to the Trust Indenture Act of 1939. A copy of the Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and is available from us upon request. Wherever particular sections or defined terms of the Indenture are referred to herein, such sections or defined terms are incorporated by reference herein. For purposes of this section, references to "Vintage," "we," "our" or "us" shall mean Vintage Petroleum, Inc. and does not include our subsidiaries. You can find the definitions of certain terms used in this section under "-- Certain Definitions."

General

  The exchange notes will be issued in exchange for the outstanding notes pursuant to the Registration Rights Agreement, as further described in "The Exchange Offer." The terms of the exchange notes are substantially identical to the outstanding notes except that the exchange notes will have been registered under the Securities Act of 1933 and, therefore, will not contain terms with respect to restrictions on their transfer and will not contain provisions providing for an increase in the interest rate thereon under circumstances described under "The Exchange Offer--Additional Interest," the provisions of which will terminate upon consummation of the exchange offer.

  The Notes will mature on May 15, 2011. The Notes will bear interest at the rate set forth on the cover page of this prospectus from May 30, 2001 (the "Issue Date"), or from the most recent interest payment date to which interest has been paid, payable semiannually on May 15 and November 15 of each year, beginning on November 15, 2001. We will pay interest to the persons in whose names the Notes are registered at the close of business on May 1 and November 1 of each year. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  Principal of, premium, if any, and interest on, the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of Vintage in The City of New York maintained for such purposes, which initially will be the corporate trust office of The Chase Manhattan Bank, 450 West 33rd Street, New York, New York, as Trustee. In addition, interest may be paid, at our option, by check mailed to the registered holders at their respective addresses as shown on the Security Register. The Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.


Subordination

  The Notes will be unsecured senior subordinated obligations of Vintage. The Notes will be subordinated in right of payment to the payment when due in cash of all existing and future Senior Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust will not be subordinate to any Senior Indebtedness or subject to the restrictions described herein. The Notes will rank subordinate in right of payment to all existing and future Senior Indebtedness, pari passu with all other existing and any future senior subordinated indebtedness (including the 9% Notes, the 8 5/8% Notes and the 9 3/4% Notes) and senior to any of our future junior subordinated indebtedness.

  As of March 31, 2001, as adjusted for the purchase of Genesis Exploration Ltd. and the consummation of the offering of the outstanding notes and the application of the estimated net proceeds therefrom, the aggregate amount of Senior Indebtedness outstanding would have been approximately $344.7 million. The Notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries. The balance sheet liabilities of our subsidiaries totaled $163.2 million at March 31, 2001. We and our subsidiaries have other liabilities, including contingent liabilities, which may be significant. Although the Indenture contains limitations on the amount of additional Indebtedness which we and our Restricted Subsidiaries may incur, the amounts of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness or Indebtedness of subsidiaries (to which the Notes will be structurally subordinated). See "--Certain Covenants-- Limitation on Indebtedness."

  We may not pay principal of, premium, if any, or interest on, the Notes or make any deposit pursuant to the provisions described under "--Defeasance and Covenant Defeasance" and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (a) any principal, premium or interest in respect of any Senior Indebtedness is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full; provided, however, that we may pay the Notes without regard to the foregoing if we and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness.

  During the continuance of any default, other than a default described in clause (a) or (b) of the preceding paragraph, with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration), we may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by us and the Trustee of written notice of such default from the Representative of the holders of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter (unless earlier terminated (i) by written notice to the Trustee and us from the Representative which gave such Payment Blockage Notice, (ii) because such default is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders has accelerated the maturity of such Designated Senior Indebtedness and not rescinded such acceleration, we may (unless otherwise prohibited as described in the first sentence of this paragraph) resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period.

  Upon any payment or distribution of our assets upon our total or partial liquidation, dissolution or winding up or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, the holders of Senior Indebtedness will be entitled to receive payment in full in cash before the holders of the Notes are entitled to receive any payment of principal of, or premium, if any, or interest on, the Notes. In addition, until the Senior Indebtedness is paid in full in cash, any distribution to which holders of Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness, except that holders of Notes may receive and retain shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Notes.

  By reason of such subordination provisions contained in the Indenture, in the event of bankruptcy, insolvency or winding up, our creditors who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and our creditors who are not holders of Senior Indebtedness or the Notes may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Notes.

  Claims of creditors of our subsidiaries, including trade creditors, and holders of preferred stock of our subsidiaries, if any, will generally have a priority as to the assets of such subsidiaries over our claims and the claims of holders of our Indebtedness, including the Notes. Under the Indenture, and subject to certain limitations, Indebtedness may be incurred by our subsidiaries.


Optional Redemption

  The Notes will be redeemable at our option at any time on or after May 15, 2006, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof. If the Notes are redeemed during the 12-month period commencing on May 15 of any of the years indicated below, the redemption price will equal the percentage of the principal amount of the redeemed Notes opposite that year, plus any accrued and unpaid interest thereon to the applicable redemption date:


                                                            Redemption
                         Year                                 Price
                         ----                                 -----

                         2006............................    103.938%
                         2007............................    102.625%
                         2008............................    101.313%

and thereafter, beginning May 15, 2009, at 100 percent of the principal amount of the Notes.

  At any time prior to May 15, 2004, we may redeem up to 35 percent of the original aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings, at a redemption price equal to 107.875 percent of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date. However, immediately following any such redemption, at least 65 percent of the original aggregate principal amount of the Notes must remain outstanding. Any such redemption shall be made within 75 days of such Public Equity Offering upon not less than 30 nor more than 60 days' prior notice.


Sinking Fund

  There will be no mandatory sinking fund payments for the Notes.


Repurchase at the Option of Holders Upon a Change of Control

  Upon the occurrence of a Change of Control, each holder of Notes will have the right to require us to repurchase all or any part of such holder's Notes in integral multiples of $1,000 pursuant to the offer described below (the "Change of Control Offer"). The purchase price paid in such repurchase will be equal to 101 percent of the principal amount of such Notes, plus any accrued and unpaid interest thereon to the date of repurchase (the "Change of Control Payment").

  Within 30 days following any Change of Control, we will mail to each holder a notice which will govern the terms of the Change of Control Offer. The notice will specify, among other things, the repurchase date, which may be no earlier than 30 days and no later than 60 days from the date the notice is mailed, other than as required by law (the "Change of Control Payment Date"). In addition, the notice will specify the procedures that holders of Notes must follow in order to tender their Notes for payment and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes for payment.

  We will comply, to the extent applicable, with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations described above by virtue thereof.

  Except as described above with respect to a Change of Control, the Indenture does not contain any other provisions that permit the holders of the Notes to require that we repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

  If we are obligated to make a Change of Control Offer, there can be no assurance that we will have sufficient funds to repurchase the Notes tendered and all other existing and future Pari Passu Indebtedness. Our existing credit agreement contains, and any future credit agreements or other agreements relating to our indebtedness may contain, prohibitions or restrictions on our ability to effect a Change of Control Payment. In the event a Change of Control occurs at a time when such prohibitions or restrictions are in effect, we could either seek the consent of our lenders to the repurchase of Notes or attempt to refinance the borrowings that contain such prohibition. If we cannot obtain such a consent or repay such borrowings, we will be effectively prohibited from repurchasing Notes. In such case, our failure to repurchase tendered Notes would constitute an Event of Default under the Indenture.

  A "Change of Control" shall be deemed to occur if:

     (i) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rules 13d-3 and

     13d-5 under the Exchange Act) of 50 percent or more of the total voting power of all classes of our Voting Stock and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis;

          (ii) the sale, lease, conveyance or transfer of all or substantially all of our assets (other than to any Wholly Owned Subsidiary) shall have occurred;

          (iii) the approval by our stockholders of any plan of liquidation or dissolution;

          (iv) we consolidate with or merge into another Person, or any Person consolidates with or merges into us, in any such event pursuant to a transaction in which our outstanding Voting Stock is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (a) our outstanding Voting Stock is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and (b) the holders of our Voting Stock immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction; or
          (v) during any period of two consecutive years, individuals who at the beginning of such period constituted our Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by our stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our Board of Directors then in office.

     The definition of Change of Control includes a phrase relating to the sale, lease, conveyance or transfer of "all or substantially all" of our assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase such Notes as a result of a sale, lease, conveyance or transfer of less than all of our assets to another person may be uncertain. In such a case, holders of the Notes may not be able to resolve this uncertainty without resorting to legal action.

     "Permitted Holders" means Charles C. Stephenson, Jr., S. Craig George, William C. Barnes, William L. Abernathy and their Permitted Designees.

     "Permitted Designee" means (i) a spouse or a child of a Permitted Holder,
(ii) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder, (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or (iv) any Person so long as a Permitted Holder owns at least 51 percent of the voting power of all classes of the Voting Stock of such Person.


Certain Covenants

     The Indenture will contain covenants including, among others, those described below:

     Covenant Suspension. During any period of time that (i) the Notes have an Investment Grade Rating from both the Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under the Indenture, we and our Restricted Subsidiaries will not be subject to the following provisions of the
Indenture:

     .    "--Limitation on Indebtedness";

     .    "--Limitation on Restricted Payments";

     . "--Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries";

     .    "--Limitation on Asset Sales";

     .    "--Incurrence of Layered Indebtedness";

     .    "--Transactions with Affiliates"; and

     . "--Limitation on Restrictions on Distributions from Restricted Subsidiaries"

(collectively, the "Suspended Covenants"). In the event that we and our Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or an Event of Default (other than as a result of any breach of the Suspended Covenants) occurs and is continuing, then we and our Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of the covenant described below under "--Limitation on Restricted Payments" as though, for purposes of determining whether new Restricted Payments can be made after such time, such covenant had been in effect during the entire period of time from the date the Notes are issued.

     Limitation on Indebtedness. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness unless, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (a) after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Consolidated Interest Coverage Ratio exceeds 2.5 to 1.0 or (b) such Indebtedness is Permitted Indebtedness.

     Permitted Indebtedness means any and all of the following:

          (a) Indebtedness evidenced by the outstanding notes;

          (b) Indebtedness under Bank Credit Facilities, provided that the aggregate principal amount of all such Indebtedness under Bank Credit Facilities, together with all Indebtedness Incurred pursuant to clause (l) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (b), at any one time outstanding does not exceed the greater of

               (i)  $265 million and

               (ii) an amount equal to the sum of (A) $100 million and (B) 15 percent of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness;

provided, however, that the maximum amount available to be outstanding under Bank Credit Facilities shall be permanently reduced by the amount of Net Available Cash from Assets Sales used to permanently repay Indebtedness under Bank Credit Facilities, and not subsequently reinvested in Additional Assets or used to permanently reduce other Indebtedness to the extent permitted pursuant to the "Limitation on Asset Sales" covenant;

          (c) Indebtedness to us or any of our Wholly Owned Subsidiaries by any of our Restricted Subsidiaries or our Indebtedness to any of our Wholly Owned Subsidiaries (but only so long as such Indebtedness is held by us or a Wholly Owned Subsidiary);

          (d) Indebtedness in connection with one or more standby letters of credit, Guarantees, performance bonds or other reimbursement obligations issued in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includable in current liabilities, for goods and services in the ordinary course of business and on terms and conditions which are customary in the Oil and Gas Business and other than the extension of credit represented by such letter of credit, Guarantee or performance bond itself);

          (e) Indebtedness of any Person which shall merge or consolidate with or into Vintage in accordance with the covenant described under "--Merger, Consolidation and Sale of Assets," which was outstanding prior to such merger or consolidation;

          (f) Indebtedness under Interest Rate Protection Agreements entered into for the purpose of limiting interest rate risks, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of the "Limitation on Indebtedness" covenant;

          (g) Indebtedness under Exchange Rate Contracts, provided that such Exchange Rate Contracts were entered into for the purpose of limiting exchange rate risks in connection with transactions entered into in the ordinary course of business;

          (h) Indebtedness under Oil and Gas Purchase and Sale Contracts, provided that such contracts were entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of our and our Subsidiaries' business;

          (i) in-kind obligations relating to net oil or gas balancing positions arising in the ordinary course of business that are customary in the Oil and Gas Business;

          (j) Indebtedness outstanding on the Issue Date not otherwise permitted in clauses (a) through (i) above;

          (k) Indebtedness not otherwise permitted to be Incurred pursuant to this paragraph, provided that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (k), together with all Indebtedness Incurred pursuant to clause (l) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (k), at any one time outstanding does not exceed $25 million;

          (l) Indebtedness Incurred in exchange for, or the proceeds of which are used to refinance,

               (i) Indebtedness referred to in clauses (a) through (k) of this paragraph (including Indebtedness previously Incurred pursuant to this clause (l)); and

               (ii) Indebtedness Incurred pursuant to clause (a) of the first paragraph of the "Limitation on Indebtedness" covenant;

     provided, however, that

               (i) such Indebtedness is in an aggregate principal amount not in excess of the sum of (A) the aggregate principal amount then outstanding of the Indebtedness being exchanged or refinanced and (B) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing,

               (ii) such Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being exchanged or refinanced,

               (iii) such Indebtedness has an Average Life to Stated Maturity at the time such Indebtedness is Incurred that is equal to or greater than the Average Life to Stated Maturity of the Indebtedness being exchanged or refinanced, and

               (iv) such Indebtedness is subordinated in right of payment to Senior Indebtedness or the Notes to at least the same extent, if any, as the Indebtedness being exchanged or refinanced;

          (m) Indebtedness consisting of obligations in respect of purchase price adjustments, indemnities or Guarantees of the same or similar matters in connection with the acquisition or disposition of assets; and

          (n) accounts payable or other obligations of ours or any Restricted Subsidiary to trade creditors created or assumed by us or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

     Limitation on Liens. We will not, directly or indirectly, Incur any Lien on or with respect to any of our Property, whether owned on the Issue Date or acquired after the Issue Date, or any interest therein or any income or profits therefrom, unless the Notes are secured equally and ratably with (or prior to) any and all other obligations secured by such Lien, except that we may, without restriction, Incur Liens securing Senior Indebtedness and the following (each a "Permitted Lien"):

          (a)  Liens existing as of the Issue Date;

          (b) any Lien existing on any Property of a Person at the time such Person is merged or consolidated with or into us (and not Incurred in anticipation of such transaction), provided that such Liens are not extended to our other Property;

          (c) any Lien existing on any Property at the time of the acquisition thereof (and not Incurred in anticipation of such transaction), provided that such Liens are not extended to our other Property;

          (d) Liens securing the Notes and other obligations arising under the Indenture;

          (e) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (a) through (d) of this paragraph; provided, however, that

               (i) such new Lien shall be limited to all or part of the same Property that secured the original Lien, plus improvements on such Property and

               (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (a) through (d) of this paragraph at the time the original Lien became a Lien permitted in accordance with the Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

          (f) any Lien incidental to the normal conduct of our business, the ownership of our property or the conduct in the ordinary course of our business (including, without limitation,

               (i)    easements, rights of way and similar encumbrances,

               (ii)   rights of lessees under leases,

               (iii) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to our money or instruments or on deposit with or in the possession of such banks,

               (iv) Liens imposed by law, including without limitation Liens under workers' compensation or similar legislation and mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens,

               (v)    Oil and Gas Liens, and

               (vi) Liens Incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice), in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of our and our Restricted Subsidiaries' business taken as a whole;

          (g) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, so long as reserves have been established to the extent required by U.S. GAAP as in effect at such time;

          (h) Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by U.S. GAAP as in effect at such time and so long as such Liens do not encumber assets by an amount in excess of $20 million;

          (i) Liens securing Hedging Agreements so long as such Hedging Agreements are permitted under the "Limitation on Indebtedness" covenant;

          (j) Liens in connection with Sale and Leaseback Transactions permitted pursuant to the "Limitation on Indebtedness" covenant;

          (k) Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary to secure obligations of such Person and any refinancings thereof; and

          (l) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing our Indebtedness or the Indebtedness of any of our Subsidiaries, so long as such deposit of funds is permitted under the "Limitation on Restricted Payments" covenant.

     Limitation on Restricted Payments. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted
Payment:

          (a) any Default or Event of Default would have occurred and be continuing;

          (b) we could not Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of the "Limitation on Indebtedness" covenant; or

          (c) the aggregate amount expended or declared for all Restricted Payments from December 20, 1995 (the date of issue of the 9% Notes), would exceed the sum of

               (i)    $25 million,

               (ii) 100 percent of the aggregate net cash proceeds or the Fair Market Value of Property other than cash received by us on or subsequent to December 20, 1995, from capital contributions to us (other than from one of our Subsidiaries) and from the issuance or sale (other than to one of our Subsidiaries) of our Capital Stock, including Capital Stock issued upon conversion of convertible debt or convertible Redeemable Stock and upon the exercise of options, warrants or rights to purchase our Capital Stock,

               (iii) 50 percent of our aggregate Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, less 100 percent of such deficit) subsequent to September 30, 1995, and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such Restricted Payment, and

               (iv) an amount equal to the net reduction in Investments made by us and our Restricted Subsidiaries subsequent to December 20, 1995, in any Person resulting from

                      (A) payments of interest on debt, dividends, repayment of loans or advances, or other transfers or distributions of Property (but only to the extent we exclude such transfers or distributions from the calculation of Consolidated Net Income for purposes of clause (iii) above), in each case to us or any Restricted Subsidiary from any Person, or

               (B) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed, in the case of (A) or (B), the amount of such Investments previously made in such Person or such Unrestricted Subsidiary, as the case may be, which were treated as Restricted Payments.

     Any payments made pursuant to clauses (a) through (i) of the definition of Permitted Investments below will be excluded for purposes of any calculation of the aggregate amount of Restricted Payments. Any payments made pursuant to clause (j) of the definition of Permitted Investments will be included for purposes of any calculation of the aggregate amount of Restricted Payments.

     The foregoing limitations will not prevent (1) the payment of a dividend on Capital Stock within 60 days after declaration thereof if, on the declaration date, such dividend could have been paid in compliance with the Indenture, or
(2) making Permitted Investments so long as no Default or Event of Default shall have occurred and be continuing.

     "Permitted Investments" is defined to mean any and all of the following:

          (a)  Permitted Short-Term Investments;

          (b) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments;

          (c) Investments by us or any Restricted Subsidiary in a Restricted Subsidiary and Investments by a Restricted Subsidiary in us;

          (d) Investments in any other Person, including the acquisition from third parties of Capital Stock of a Restricted Subsidiary or any other Person, as a result of which such other Person becomes a Restricted Subsidiary in compliance with the "Restricted and Unrestricted Subsidiaries" covenant or is merged into or consolidated with or transfers or conveys all or substantially all of its assets to us or a Restricted Subsidiary;

          (e) negotiable instruments held for collection; lease, utility and other similar deposits; or stock, obligations or securities received in settlement of debts owing to us or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or Indebtedness, in each of the foregoing cases in the ordinary course of our or such Restricted Subsidiary's business;

          (f) Investments in Persons in the Oil and Gas Business (other than Restricted Subsidiaries) intended to promote our strategic business objectives in an amount not to exceed $20 million at any one time outstanding;

          (g) loans made (i) to our and any Subsidiary's officers, directors and employees approved by the Board of Directors (or by a duly authorized officer), the proceeds of which are used solely to exercise stock options received pursuant to an employee stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options and (ii) to refinance loans, together with accrued interest thereon, made pursuant to this clause (g);

          (h) advances and loans to our and any Subsidiary's officers, directors and employees in the ordinary course of business, provided such loans and advances do not exceed $3.0 million at any one time outstanding;

          (i) Investments in the form of securities received from Asset Sales, provided that such Asset Sales are made in compliance with the "Limitation on Asset Sales" covenant; and

          (j) Investments pursuant to any agreement or obligation of ours or any of our Restricted Subsidiaries as in effect on the Issue Date (other than Investments described in clauses (a) through (i) above).

  Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries. We will not:

     (a) permit any Restricted Subsidiary to issue any Capital Stock other than to us or one of our Wholly Owned Subsidiaries; or

     (b) permit any Person, other than us or a Restricted Subsidiary, to own any Capital Stock of any other Restricted Subsidiary (other than directors' qualifying shares),

  except, in each case, for

       (i) a sale of the Capital Stock of a Restricted Subsidiary owned by us or our Restricted Subsidiaries effected in accordance with the "Limitation on Asset Sales" covenant,

       (ii) the issuance of Capital Stock by a Restricted Subsidiary to a Person other than us or a Restricted Subsidiary, and

       (iii) the Capital Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary, or transfers thereof;

provided, that any sale or issuance of Capital Stock of a Restricted Subsidiary shall be deemed to be an Asset Sale to the extent the percentage of the total outstanding Voting Stock of such Restricted Subsidiary owned directly and indirectly by us is reduced as a result of such sale or issuance; provided, further, that if a Person whose Capital Stock was issued or sold in a transaction described in this paragraph is, as a result of such transaction, no longer a Restricted Subsidiary, then the Fair Market Value of Capital Stock of such Person retained by us and the other Restricted Subsidiaries shall be treated as an Investment for purposes of the "Limitation on Restricted Payments" covenant.

  Limitation on Asset Sales. We will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless:

     (a) we or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares and assets subject to such Asset Sale; and

     (b) all of the consideration paid to us or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, cash equivalents, Liquid Securities, or the assumption by the purchaser of liabilities of ours (other than our liabilities that are by their terms subordinated to the Notes) or any Restricted Subsidiary as a result of which we and our remaining Restricted Subsidiaries are no longer liable; provided, however, that:

       (i) the Fair Market Value of Exchanged Properties shall be treated as cash for purposes of this clause (b); and

       (ii) we and our Restricted Subsidiaries shall be permitted to receive property and securities other than cash, cash equivalents, Exchanged Properties or Liquid Securities, so long as the aggregate Fair Market Value of all such property and securities received in Asset Sales held by us or any Restricted Subsidiary at any one time shall not exceed 10 percent of Adjusted Consolidated Net Tangible Assets.

  The Net Available Cash from Asset Sales may be applied by us or a Restricted Subsidiary, to the extent we or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness):

     (A) to prepay, repay or purchase Senior Indebtedness or Indebtedness of a Restricted Subsidiary (in each case excluding Indebtedness owed to us or an Affiliate of ours);

     (B) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by us or another Restricted Subsidiary); or

          (C) if there are no 9% Notes, 8 5/8% Notes or 9 3/4% Notes outstanding, to purchase Notes (excluding Notes owned by us or an Affiliate of ours).

     Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of such Asset Sale shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the 9% Notes Indenture requires us to make a prepayment offer to purchase on a pro rata basis, from all holders of the 9% Notes, an aggregate principal amount of 9% Notes equal to the Excess Proceeds, at a price in cash not in excess of 100 percent of the outstanding principal amount thereof plus accrued interest, if any. To the extent that any portion of the amount of such Excess Proceeds remains after compliance with the preceding sentence, such amount shall constitute "Remaining Excess Proceeds" held for the benefit of the holders of the Notes and any then-outstanding Pari Passu Indebtedness (other than the 9% Notes) and the amount of Excess Proceeds will be reset to zero. When the aggregate amount of Remaining Excess Proceeds exceeds $10 million, we will be required to make an offer to purchase (a "Prepayment Offer") on a pro rata basis, from all holders of the Notes and any then outstanding Pari Passu Indebtedness (other than the 9% Notes), an aggregate principal amount of Notes and any then outstanding Pari Passu Indebtedness (other than the 9% Notes) equal to the Remaining Excess Proceeds, at a price in cash at least equal to 100 percent of the outstanding principal amount thereof plus accrued interest, if any, to the Purchase Date (as defined herein). To the extent that any portion of the amount of Remaining Excess Proceeds remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for purchase as described in the following paragraph in accordance with the Indenture, we or such Restricted Subsidiary may use such remaining amount for general corporate purposes and the amount of Remaining Excess Proceeds will be reset to zero.

     Within five Business Days after the later of (i) 365 days from the date of an Asset Sale and (ii) the completion of any offer for the 9% Notes required by the 9% Notes Indenture, we shall, if we are obligated to make an offer to purchase the Notes pursuant to the preceding paragraph, send a written Prepayment Offer notice, by first-class mail, to the holders of the Notes, which notice will describe the procedure which holders of Notes must follow in order to tender their Notes and will be accompanied by such information regarding us and our Subsidiaries as we, in good faith, believe will enable holders of the Notes to make an informed decision with respect to the Prepayment Offer.

     We will comply, to the extent applicable, with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, we will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

     Incurrence of Layered Indebtedness. We will not Incur any Indebtedness which is subordinate or junior in right of payment to any Senior Indebtedness unless such Indebtedness constitutes Indebtedness which is junior to, or pari passu with, the Notes in right of payment.

     Transactions with Affiliates. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including, but not limited to, the sale, transfer, disposition, purchase, exchange or lease of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with or for the benefit of any Affiliate of ours, unless:

          (a) such transaction or series of transactions is in our or such Restricted Subsidiary's best interest;

          (b) such transaction or series of transactions is on terms no less favorable to us or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of ours or of such Restricted Subsidiary; and

          (c) with respect to a transaction or series of transactions involving aggregate payments by or to us or such Restricted Subsidiary having a Fair Market Value equal to or in excess of:

          (i) $5.0 million but less than $20.0 million, our Board of Directors (including a majority of the disinterested members of our Board of Directors) approves such transaction or series of transactions and, in its good faith judgment, believes that such transaction or series of transactions complies with clauses (a) and (b) of this paragraph as evidenced by a certified resolution delivered to the Trustee; or

          (ii) $20.0 million, (A) we receive from an independent, nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction (or series of transactions) at issue, a written opinion that such transaction (or series of transactions) is fair, from a financial point of view, to us or such Restricted Subsidiary and (B) our Board of Directors (including a majority of the disinterested members of our Board of Directors) approves such transaction or series of transactions and, in its good faith judgment, believes that such transaction or series of transactions complies with clauses (a) and (b) of this paragraph, as evidenced by a certified resolution delivered to the Trustee.

  The limitations of the preceding paragraph do not apply to:

     (a) the payment of reasonable and customary regular fees to our or any of our Restricted Subsidiaries' directors who are not our or any Restricted Subsidiary's employees;

     (b) indemnities of our or any Subsidiary's officers and directors consistent with such Person's bylaws and applicable statutory provisions;

     (c) any employment agreement entered into by us or any of our Restricted Subsidiaries in the ordinary course of business and consistent with our or such Restricted Subsidiary's past practice;

     (d) loans made (i) to our or any Subsidiary's officers and directors approved by the Board of Directors (or by a duly authorized officer), the proceeds of which are used solely to exercise stock options received pursuant to an employee stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options, or (ii) to refinance loans, together with accrued interest thereon, made pursuant to this clause (d);

     (e) advances and loans to our or any Subsidiary's officers and directors in the ordinary course of business, provided such loans and advances do not exceed $3.0 million at any one time outstanding; or

     (f)  transactions with Restricted Subsidiaries.

  Limitation on Restrictions on Distributions from Restricted Subsidiaries. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, assume or otherwise cause or suffer to exist or become effective, or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction on the legal right of any Restricted Subsidiary (other than a Foreign Subsidiary) to:

     (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or Redeemable Stock held by us or a Restricted Subsidiary;

     (b) pay any Indebtedness or other obligation owed to us or any other Restricted Subsidiary;

     (c)  make any loans or advances to us or any other Restricted Subsidiary;
  or

     (d) transfer any of its property or assets to us or any other Restricted Subsidiary.

  Such limitation will not apply:

     (1) with respect to clauses (c) and (d) only, to encumbrances and restrictions

       (i) in existence under or by reason of any agreements in effect on the Issue Date,

       (ii) required by Bank Credit Facilities that are not more restrictive than those in effect under the Bank Credit Facility on the Issue Date,

       (iii) existing at such Restricted Subsidiary at the time it became a Restricted Subsidiary if (A) such encumbrance or restriction was not created in anticipation of such acquisition and (B) immediately following such acquisition, on a pro forma basis, we could incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of the "Limitation on Indebtedness" covenant, or

       (iv) which result from the renewal, refinancing, extension or amendment of an agreement referred to in the immediately preceding clauses (i), (ii) and (iii), provided, such replacement or encumbrance or restriction is no more restrictive to us or the Restricted Subsidiary and is not materially less favorable to the holders of Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced; and

     (2) with respect to clause (d) only, to

       (i) any restriction on the sale, transfer or other disposition of assets or Property securing Indebtedness as a result of a Lien permitted under the "Limitation on Liens" covenant,

       (ii) any encumbrance or restriction in connection with an acquisition of Property, so long as such encumbrance or restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

       (iii) customary provisions restricting subletting or assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

       (iv)   any encumbrance or restriction due to applicable law,

       (v) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale and

       (vi) restrictions contained in purchase money obligations for Property acquired in the ordinary course of business with respect to transfers of such Property.

  Restricted and Unrestricted Subsidiaries. Generally, any Subsidiary of ours, whether existing on or after the date of the Indenture, shall be classified as a Restricted Subsidiary subject to the provisions of the next paragraph, unless the Subsidiary is designated an Unrestricted Subsidiary. We may designate a Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if:

     (a) such Subsidiary does not own any of our or any Restricted Subsidiary's Capital Stock, Redeemable Stock or Indebtedness, or own or hold any Lien on any of our or any other Restricted Subsidiary's property;

     (b) such Subsidiary does not have any Indebtedness or other obligations which, if in Default, would result (with the passage of time or notice or otherwise) in a default on any of our or any Restricted Subsidiary's Indebtedness; and

     (c) (i) such designation is effective immediately upon such Subsidiary becoming our or a Restricted Subsidiary's Subsidiary, (ii) the Subsidiary to be so designated has total assets of $1,000 or less, or (iii) if such Subsidiary has assets greater than $1,000, then such redesignation as an Unrestricted Subsidiary is deemed to constitute a Restricted Payment in an amount equal to the Fair Market Value of our direct and indirect ownership interest in such Subsidiary, and such Restricted Payment would be permitted to be made at the time of such designation under the "Limitation on Restricted Payments" covenant.

Except as provided in clauses (c)(ii) and (iii) of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. The designation of an Unrestricted Subsidiary or removal of such designation shall be made by our Board of Directors or a committee thereof pursuant to a certified resolution delivered to the Trustee and shall be effective as of the date specified in the applicable certified resolution, which shall not be prior to the date such certified resolution is delivered to the Trustee.

  We will not, and will not permit any of our Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis,

     (i) we could Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of the "Limitation on Indebtedness" covenant and

     (ii) no Default or Event of Default would occur or be continuing.


Merger, Consolidation and Sale of Assets

  We will not, in a single transaction or series of related transactions, merge or consolidate with or into any other entity, other than a merger of a Restricted Subsidiary into us, or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of our properties and assets unless:

     (a) the entity formed by or surviving any such consolidation or merger (if we are not the surviving entity) or the Person to which such sale, assignment, transfer, lease or conveyance is made (the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and the Surviving Entity expressly assumes, by supplemental indenture satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by us;

     (b) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of our properties and assets, such properties and assets shall have been transferred as an entirety or virtually as an entirety to one Person;

     (c) immediately before and after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing;

     (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), we or the Surviving Entity, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness under clause (a) of the first paragraph of the "Limitation on Indebtedness" covenant; provided, however, that this clause (d) shall be suspended during any period in which we and our Restricted Subsidiaries are not subject to the Suspended Covenants; and

     (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), we or the Surviving Entity shall have a Consolidated Net Worth equal to or greater than our Consolidated Net Worth immediately prior to the transaction or series of transactions.

Defeasance and Covenant Defeasance

     We may, at our option and at any time, elect to have our obligations discharged with respect to the outstanding Notes ("Defeasance"). If we exercise this Defeasance option, we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

     . obligations to exchange or register the transfer of Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold moneys for payment in trust; and

     . the rights of holders of the Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due.

     In order to exercise the Defeasance option, among other things:

     . we must irrevocably deposit, in trust for the benefit of the holders of the Notes, cash or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the Notes on the stated dates for payment thereof or on any applicable redemption date; and

     .    we must deliver an opinion of counsel to the Trustee confirming:

          (i) that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, Defeasance and discharge had not occurred; and

          (ii) that the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940 unless such trust is qualified thereunder or exempt from regulation thereunder.

     In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the Indenture, including those described under "--Certain Covenants" and in clauses
(d) and (e) under the first paragraph of "--Merger, Consolidation and Sale of Assets" ("Covenant Defeasance"). Following a Covenant Defeasance, any omission to comply with such obligations shall not constitute an Event of Default. If a Covenant Defeasance occurs, certain Events of Default, which are described in the following section in clause (c) (with respect to such covenants) and clauses
(d) and (e) under "--Events of Default and Notice," will be deemed not to be or result in an Event of Default and that the provisions of the Indenture relating to subordination will cease to be effective. In order to exercise such Covenant Defeasance option:

     . we must irrevocably deposit, in trust for the benefit of the holders of the Notes, cash or U.S. Government Obligations, or a combination thereof, which will be sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the Notes on the stated dates for payment thereof or on any applicable redemption date; and

     .    we must deliver an opinion of counsel to the Trustee confirming:

          (i) that holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance were not to occur; and

          (ii) that the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940 unless such trust is qualified thereunder or exempt from regulation thereunder.

In the event we were to exercise this Covenant Defeasance option and the Notes were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the Notes at the time of their stated payment dates but may not be sufficient to pay amounts due on the Notes upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.


Events of Default and Notice

     The following are summaries of Events of Default under the Indenture with respect to the Notes:

          (a) failure to pay any interest on the Notes when due, continued for 30 days;

          (b) failure to pay principal of (or premium, if any, on) the Notes when due;

          (c) failure to perform any other of our covenants in the Indenture, continued for 60 days after written notice as provided in the Indenture;

          (d) a default under any Indebtedness for borrowed money by us or any Restricted Subsidiary which results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, in an amount greater than $10 million ($40 million in the case of Indebtedness of a Foreign Subsidiary the recourse for which is limited to solely Foreign Subsidiaries) if such Indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after written notice as provided in the Indenture;

          (e) one or more final judgments or orders by a court of competent jurisdiction are entered against us or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount in excess of $10 million and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days; and

          (f)  certain events of bankruptcy, insolvency or reorganization.

     If an Event of Default (other than an Event of Default described in clause
(f) above) with respect to the Notes at the time Outstanding shall occur and be continuing, either the Trustee or the holders of at least 25 percent in aggregate principal amount of the Outstanding Notes by notice as provided in the Indenture may declare the principal amount of the Notes to be due and payable immediately. If an Event of Default described in clause (f) above with respect to the Notes at the time Outstanding shall occur, the principal amount of all the Notes will automatically, and without any action by the Trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the Outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

     No holder of Notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

          (i) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes;

          (ii) the holders of at least 25 percent in aggregate principal amount of the Outstanding Notes have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee;

          (iii) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of Notes for the enforcement of payment of the principal of or any premium or interest on such Notes on or after the applicable due date specified in such Notes.


Modification of the Indenture; Waiver

     From time to time, we and the Trustee, without the consent of any holders of Notes, may modify or amend the Indenture in certain limited circumstances, including:

          (a)  to cure any ambiguity, omission, defect or inconsistency;

          (b) to provide for the assumption of our obligations under the Indenture upon our merger, consolidation or sale or other disposition of all or substantially all of our assets;

          (c) to provide for uncertificated Notes in addition to or in place of certificated Notes,

          (d) to comply with any requirement of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939; or

          (e) to make any change that does not adversely affect the rights of any holder of Notes in any material respect.

     We and the Trustee may execute supplemental indentures or amendments adding provisions to or changing or eliminating the provisions of the Indenture or modifying the rights of the holders of the Notes with the written consent of the holders of a majority in aggregate principal amount of the Outstanding Notes. However, without the consent of all the holders of Outstanding Notes, no such supplemental indenture, amendment or waiver may:

          (a) reduce the principal amount of Notes whose holders must consent to an amendment or waiver;

          (b) reduce the rate of or change the time for payment of interest on any Notes;

          (c) change the currency in which any amount due in respect of the Notes is payable;

          (d) reduce the principal of or any premium on or change the Stated Maturity of any Notes or alter the redemption or repurchase provisions with respect thereto;

          (e)  reduce the relative ranking of any Notes; or

          (f) release any security that may have been granted in respect of the Notes.

     The holders of a majority in principal amount of the Outstanding Notes may waive compliance by us with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the Outstanding Notes may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each Outstanding Note.

Book-Entry System

     The Notes will initially be issued in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"). The Notes will initially be registered in the name of Cede & Co., DTC's nominee.

     Purchases of the Notes within the DTC system must be made by or through persons that have accounts with DTC ("participants"). Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC for such Global Security. The ownership interests of each actual purchaser of the Notes will, in turn, be recorded in the participant's records, and the transfer of that ownership interest within such participant will be effected only through such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     Payments of principal and interest on the Notes while represented by a Global Security will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Security. Neither we, the Trustee nor any paying agent will have any responsibility or liability for the payment of any amount due on the Notes to owners of beneficial interests in a Global Security. It is DTC's practice, upon receipt of any payment, to credit, on its book-entry registration and transfer system, the accounts of participants in accordance with their respective holdings as shown on the records of DTC unless DTC has reason to believe that it will not receive payment. Payments by participants to owners of beneficial interests in a Global Security will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

     A Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC. Notes represented by a Global Security will be exchangeable for certificated Notes only if:

     . DTC notifies us that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act;

     . we execute and deliver to the Trustee a notice that such Global Security shall be so transferable, registrable, and exchangeable, and such transfers shall be registrable; or

     . there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Notes represented by such Global Security.

Any Global Security that is exchangeable for certificated Notes will be transferred to, and registered and exchanged for, certificated Notes in authorized denominations and registered in such names as DTC or any substitute Depositary holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depositary or its nominee. In the event that a Global Security becomes exchangeable for certificated Notes,
(i) certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof, (ii) payment of principal, any repurchase price, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency maintained by us for such purposes, and (iii) no service charge will be made for any registration of transfer or exchange of the certificated Notes, although we may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

  So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Security for the purposes of receiving payment on the Notes, receiving notices, and for all other purposes under the Indenture and the Notes. Beneficial interests in Notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to and will not be considered the holders thereof for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     DTC has advised us that DTC is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations, and certain other organizations some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     DTC may discontinue providing its services as securities depository with respect to any of the Notes at any time by giving reasonable notice to the Trustee and us. In the event that a successor securities depository is not obtained, definitive certificates representing such notes are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In any such event, definitive certificates for such notes will be printed and delivered.

     We have obtained the information in this section concerning DTC from sources that we believe are accurate, however we do not assume any responsibility for its accuracy. We do not assume any responsibility for the performance by DTC or its participants of their respective obligations under the rules and procedures governing their operations.


Reports

     The Indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, we will file with the SEC and furnish to the Trustee and holders of Notes all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual consolidated financial statements only, a report thereon by our independent auditors.


Notices

     Notices to holders of Notes will be given by mail to the addresses of such holders as they may appear in the Security Register.


Governing Law

     The Indenture and the Notes are governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of law.

The Trustee

     The Chase Manhattan Bank is the Trustee under the Indenture. The Trustee maintains normal banking relationships with us and our subsidiaries and may perform certain services for and transact other business with us and our subsidiaries from time to time in the ordinary course of business. The Trustee is also the trustee under the 9% Notes Indenture, the 8 5/8% Notes Indenture and the 9 3/4% Notes Indenture.


Certain Definitions

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Additional Assets" means:

          (a) any property (other than cash, cash equivalents or securities) used in any business in which we or any Restricted Subsidiary is engaged as of the date of the Indenture or any business ancillary thereto;

          (b) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary in compliance with the "Restricted and Unrestricted Subsidiaries" covenant;

          (c) the acquisition from third parties of Capital Stock of a Restricted Subsidiary;

          (d) the costs of acquiring, exploiting, developing and exploring in respect of oil and gas properties; or

          (e)  Permitted Business Investments.

     "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination,

          (a)  the sum of

               (i) discounted future net revenues from our and our Restricted Subsidiaries' proved oil and gas reserves calculated in accordance with SEC guidelines before any state, federal or foreign income taxes, as estimated by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of our most recently completed fiscal year for which financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from

                    (A) estimated proved oil and gas reserves acquired since the date of such year-end reserve report, and

                    (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues, from

                    (C) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report and

                    (D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report);

     provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by our petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause (a)(i) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers,

          (ii) the capitalized costs that are attributable to our and our Restricted Subsidiaries' oil and gas properties to which no proved oil and gas reserves are attributable, based on our books and records as of a date no earlier than the date of our latest annual or quarterly financial statements,

          (iii) the Net Working Capital on a date no earlier than the date of our latest annual or quarterly financial statements, and

         (iv)     the greater of

                  (A) the net book value on a date no earlier than the date of our latest annual or quarterly financial statements; or

                  (B) the appraised value, as estimated by independent appraisers, of our and our Restricted Subsidiaries' other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries), as of the date no earlier than the date of our latest audited financial statements, minus

     (b)  the sum of

          (i)   minority interests,

          (ii) any of our or our Restricted Subsidiaries' gas balancing liabilities reflected in our latest audited financial statements,

          (iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in our year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy our or our Restricted Subsidiaries' obligations with respect to Volumetric Production Payments on the schedules specified with respect thereto and

          (iv) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy our or our restricted Subsidiaries' payment obligations with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

  "Affiliate" of any specified Person means any other Person

     (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or

     (ii) which beneficially owns or holds directly or indirectly 10 percent or more of any class of the Voting Stock of such specified Person or of any Subsidiary of such specified Person.

For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by such Person or any of its Restricted Subsidiaries in any single transaction or series of transactions of:

          (a) shares of Capital Stock or other ownership interests of another Person (including Capital Stock of Unrestricted Subsidiaries); or

          (b) any other Property of such Person or any of its Restricted Subsidiaries;

     provided, however, that the term "Asset Sale" shall not include:

               (i) the sale or transfer of Permitted Short-Term Investments, inventory, accounts receivable or other Property in the ordinary course of business;

               (ii) the liquidation of Property received in settlement of debts owing to us or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to us or any Restricted Subsidiary in the ordinary course of our or such Restricted Subsidiary's business;

               (iii) when used with respect to us, any asset disposition permitted pursuant to the covenant described under "--Merger, Consolidation and Sale of Assets" which constitutes a disposition of all or substantially all of our properties and assets;

               (iv) the sale or transfer of any Property by us or a Restricted Subsidiary to us or a Restricted Subsidiary; or

               (v) the sale or transfer of any asset with a Fair Market Value of less than $1 million.

     "Bank Credit Facilities" means, with respect to any Person, one or more debt facilities or commercial paper facilities with banks or other institutional lenders (including, without limitation, the credit facility pursuant to the Second Amended and Restated Credit Agreement, dated November 30, 2000, among us and certain banks) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or trade letters of credit. Notwithstanding the foregoing, for purposes of determining whether Indebtedness under Bank Credit Facilities constitutes Permitted Indebtedness and only for such purposes, Indebtedness Incurred in reliance on clause (a) of the first paragraph of the "Limitation on Indebtedness" covenant shall not be deemed to constitute Indebtedness Incurred in reliance on the exception provided by clause (b) or clause (l) of the definition of Permitted Indebtedness. Notwithstanding anything to the contrary in the Indenture, the principal amount outstanding on the Issue Date under Bank Credit Facilities, together with accrued and unpaid interest thereon (if any) on the Issue Date, shall be Senior Indebtedness for purposes of the Indenture.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with U.S. GAAP. For purposes of the "Limitation on Liens" covenant, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.

     "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person; provided, however, that "Capital Stock" shall not include Redeemable Stock.

     "Consolidated Interest Coverage Ratio" means, as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio determined by dividing

          (i) the aggregate amount of our and our consolidated Restricted Subsidiaries' EBITDA for the four full fiscal quarters immediately prior to the Transaction Date for which financial statements are available by

          (ii) our and our Restricted Subsidiaries' aggregate Consolidated Interest Expense that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, our and our Restricted Subsidiaries' Indebtedness expected by us to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date;

provided, that if we or any of our Restricted Subsidiaries are a party to any Interest Rate Protection Agreement which would have the effect of changing the interest rate on any of our or our Restricted Subsidiaries' Indebtedness for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; provided further that any Consolidated Interest Expense with respect to Indebtedness Incurred or retired by us or any of our Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs. In addition, if since the beginning of the four full fiscal quarter period preceding the Transaction Date,

          (x) we or any of our Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period; or

          (y) we or any of our Restricted Subsidiaries shall have acquired any material assets, EBITDA shall be calculated on a pro forma basis as if such asset acquisitions had occurred on the first day of such four fiscal quarter period.

     "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication,

          (i)  the sum of

               (a) the aggregate amount of cash and non-cash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with U.S. GAAP in respect of Indebtedness (including, without limitation,

                    (A)  any amortization of debt discount,

                    (B) net costs associated with Interest Rate Protection Agreements (including any amortization of discounts),

                    (C) the interest portion of any deferred payment obligation,

                    (D)  all accrued interest, and

                    (E) all commissions, discounts, commitment fees, origination fees and other fees and charges owed with respect to Bank Credit Facilities and other Indebtedness)

               paid, accrued or scheduled to be paid or accrued during such period;

               (b) Redeemable Stock dividends of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Wholly Owned Subsidiaries) declared and payable other than in kind;

               (c) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with U.S. GAAP;

               (d) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction that is Indebtedness allocable to interest expense (determined as if such obligation were treated as a Capital Lease Obligation); and

               (e) to the extent any Indebtedness of any other Person (other than Restricted Subsidiaries) is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to any such Indebtedness;

     less

          (ii) to the extent included in (i) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period;

in the case of both (i) and (ii) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with U.S. GAAP.

     "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with U.S. GAAP; provided that there shall be excluded therefrom, without duplication:

          (a) items classified as extraordinary (other than the tax benefit of the utilization of net operating loss carry-forwards and alternative minimum tax credits);

          (b) any gain or loss, net of taxes, on the sale or other disposition of assets (including the Capital Stock of any other Person) in excess of $5.0 million, from any sale or disposition, or series of related sales or dispositions (but in no event shall this clause (b) apply to the sale of oil and gas inventories in the ordinary course of business);

          (c) the net income of any Subsidiary of such specified Person to the extent the transfer to that Person of that income is restricted by contract or otherwise, except for any cash dividends or cash distributions actually paid by such Subsidiary to such Person during such period;

          (d) the net income (or loss) of any other Person in which such specified Person or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such specified Person in accordance with U.S. GAAP or is an interest in a consolidated Unrestricted Subsidiary), except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period;

          (e) the net income of any Person acquired by such specified Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition;

          (f) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan;

          (g) any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards No. 109 which result from changes in enacted tax laws or rates;

          (h)  the cumulative effect of a change in accounting principles; and

          (i)  impairment losses on oil and gas properties.

     "Consolidated Net Worth" of any Person means the stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with U.S. GAAP, less (to the extent included in stockholders' equity) amounts attributable to Redeemable Stock of such Person or its Restricted Subsidiaries.

     "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means any Senior Indebtedness which has, at the time of determination, an aggregate principal amount outstanding of at least $10 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Indebtedness and is designated in a notice delivered by us to the holders or a Representative of the holders of such Senior Indebtedness and the Trustee as "Designated Senior Indebtedness."

     "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with U.S. GAAP, together with all undertakings and obligations in connection therewith.

     "EBITDA" means with respect to any Person for any period, the Consolidated Net Income of such Person and its consolidated Restricted Subsidiaries for such period, plus

          (a) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication,

               (i) income tax expense (but excluding income tax expense relating to sales or other disposition of assets (including the Capital Stock of any other Person) the gains and losses from which are included in the determination of such Consolidated Net Income),

               (ii)  Consolidated Interest Expense,

               (iii) depreciation and depletion expense,

               (iv)  amortization expense,

               (v)   exploration expense, and

               (vi) any other non-cash charges including, without limitation, unrealized foreign exchange losses (but excluding losses on sales or other dispositions of assets which are included in the determination of such Consolidated Net Income);

less

          (b) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and added in the determination of such Consolidated Net Income, without duplication

               (i) income tax recovery (but excluding income tax recovery relating to sales or other dispositions of assets (including the Capital Stock of any other Person) the gains and losses from which are included in the determination of such Consolidated Net Income) and

               (ii) unrealized foreign exchange gains.

     "Event of Default" has the meaning set forth under the caption "--Events of Default and Notice."

     "Exchanged Properties" means oil and gas properties received by us or a Restricted Subsidiary in trade or as a portion of the total consideration for other such properties.

     "Exchange Rate Contract" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or any combination thereof, designed to provide protection against fluctuations in currency exchange rates.

     "Fair Market Value" means, with respect to any assets to be transferred pursuant to any Asset Sale or Sale and Leaseback Transaction or any non-cash consideration or property transferred or received by any Person, the fair market value of such consideration or property as determined in good faith by:

          (a) any of our officers if such fair market value is less than $10 million; and

          (b) our Board of Directors, as evidenced by a certified resolution delivered to the Trustee, if such fair market value is equal to or in excess of $10 million; provided that if such resolution indicates that such fair market value is equal to or in excess of $20 million and such transaction involves any Affiliate of ours (other than a Restricted Subsidiary), such resolution shall be accompanied by the written opinion of an independent, nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction (or series of transactions) at issue, to the effect that such consideration or property is fair, from a financial point of view, to such Person.

     "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia and engages in the Oil and Gas Business exclusively outside the United States of America.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any Lien on the assets of such Person securing obligations of the primary obligor and any obligation of such Person:

          (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase or payment of) any security for the payment of such Indebtedness;

          (b) to purchase Property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness; or

          (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing);

provided, however, that a Guarantee by any Person shall not include:

          (i) endorsements by such Person for collection or deposit, in either case, in the ordinary course of business; or

          (ii) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of Permitted Investments.

     "Hedging Agreements" means Interest Rate Protection Agreements, Exchange Rate Contracts and Oil and Gas Purchase and Sale Contracts.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to U.S. GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in U.S. GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. For purposes of this definition, our or any Restricted Subsidiary's Indebtedness held by a Wholly Owned Subsidiary shall be deemed to be Incurred by us or such Restricted Subsidiary in the event such Wholly Owned Subsidiary ceases to be a Wholly Owned Subsidiary or in the event such Indebtedness is transferred to a Person other than us or a Wholly Owned Subsidiary.

     "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent:

          (a)  any obligation of such Person for borrowed money;

          (b) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations Incurred in connection with the acquisition of Property, assets or businesses;

          (c) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

          (d) any obligation of such Person issued or assumed as the deferred purchase price of Property or services;

          (e)  any Capital Lease Obligation of such Person;

          (f) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination;

          (g) any payment obligation of such Person under Hedging Agreements at the time of determination;

          (h) any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party; and

          (i) any obligation of the type referred to in clauses (a) through (h) of this paragraph of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise;

provided that Indebtedness shall not include Production Payments and Reserve Sales. For purposes of this definition, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability at such date in respect of any contingent obligations described above.

     "Interest Rate Protection Agreement" means, with respect to any Person, any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person or its Restricted Subsidiaries against fluctuations in interest rates, as in effect from time to time.

     "Investment" means, with respect to any Person:

          (a) any amount paid by such Person, directly or indirectly (such amount to be the fair market value of such Capital Stock, securities or Property at the time of transfer), to any other Person for Capital Stock or other Property of, or as a capital contribution to, any other Person; or

          (b) any direct or indirect loan or advance to any other Person (other than accounts receivable of such Person arising in the ordinary course of business); provided, however, that Investments shall not include extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and any increase in the equity ownership in any Person resulting from retained earnings of such Person.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

     "Issue Date" means the date upon which the outstanding notes first were issued and authenticated under the Indenture.

     "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For purposes of the "Limitation on Liens" covenant, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.

     "Liquid Securities" means securities:

          (a)  of an issuer that is not our Affiliate;

          (b) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and

          (c) as to which we are not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held;

provided, that securities meeting the requirements of clauses (a), (b) and (c) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of

          (i) the date on which such securities are sold or exchanged for cash or cash equivalents; and

          (ii) 180 days following the date of receipt of such securities. In the event such securities are not sold or exchanged for cash or cash equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which we or a Restricted Subsidiary received the securities was in compliance with the "Limitation on Asset Sales" covenant, such securities shall be deemed not to have been Liquid Securities at any time.

     "Material Change" means an increase or decrease (except to the extent resulting from changes in prices) of more than 30 percent during a fiscal quarter in the estimated discounted future net revenues from our and our Restricted Subsidiaries' proved oil and gas reserves, calculated in accordance with clause (a)(i) of the definition of

Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change:

          (a) any acquisitions during the quarter of oil and gas reserves with respect to which our estimate of the discounted future net revenues from proved oil and gas reserves has been confirmed by independent petroleum engineers; and

          (b) any dispositions of Properties during such quarter that were disposed of in compliance with the "Limitation on Asset Sales" covenant.

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Net Available Cash" from an Asset Sale means cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets) therefrom, in each case net of:

          (a) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under U.S. GAAP as a consequence of such Asset Sale;

          (b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale;

          (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

          (d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with U.S. GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by us or any Restricted Subsidiary after such Asset Sale;

provided, however, that in the event that any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, however, that any non-cash consideration received in connection with an Asset Sale which is subsequently converted to cash shall be deemed to be Net Available Cash at such time and shall thereafter be applied in accordance with the "Limitation on Asset Sales" covenant.

     "Net Working Capital" means:

          (a)  all our and our Restricted Subsidiaries' current assets; less

          (b) all our and our Restricted Subsidiaries' current liabilities, except current liabilities included in Indebtedness,

in each case as set forth in our financial statements prepared in accordance with U.S. GAAP.

     "Oil and Gas Business" means the business of exploiting, exploring for, developing, acquiring, producing, processing, gathering, marketing, storing and transporting hydrocarbons and other related energy businesses.

     "Oil and Gas Liens" means:

          (a) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for "development" shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests);

          (b) Liens on an oil and/or gas producing property to secure obligations Incurred or guarantees of obligations Incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property;

          (c) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, master limited partnership agreements, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business, provided in all instances that such Liens are limited to the assets that are the subject of the relevant agreement;

          (d) Liens arising in connection with Production Payments and Reserve Sales; and

          (e) Liens on pipelines or pipeline facilities that arise by operation of law.

     "Oil and Gas Purchase and Sale Contract" means, with respect to any Person, any oil and gas agreements, and other agreements or arrangements, or any combination thereof, designed to provide protection against oil and gas price fluctuations.

     "Pari Passu Indebtedness" means any Indebtedness of ours (including, without limitation, the 9% Notes, the 8 5/8% Notes and the 9 3/4% Notes) that is pari passu in right of payment to the Notes.

     "Permitted Business Investments" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation:

          (a) ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems; and

          (b) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties (including Unrestricted Subsidiaries).

     "Permitted Short-Term Investments" means:

          (a) Investments in U.S. Government Obligations maturing within one year of the date of acquisition thereof;

          (b) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof that is a member of the Federal Reserve System having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term indebtedness is rated "A" (or higher) according to Moody's Investors Service Inc.;

          (c) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a Canadian bank to which the Bank Act (Canada) applies having capital, surplus and undivided profits aggregating in excess of U.S. $500 million;

          (d) Investments in deposits available for withdrawal on demand with any commercial bank which is organized under the laws of any country in which we or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that (i) all such deposits have been made in such accounts in the ordinary course of business and (ii) such deposits do not at any one time exceed $20 million in the aggregate;

          (e) repurchase and reverse repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) entered into with a bank meeting the qualifications described in either clause (b) or (c);

          (f) Investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of ours) organized and in existence under the laws of the United States of America or any State thereof with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's Investors Service Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group; and

          (g) Investments in any money market mutual fund having assets in excess of $250 million substantially all of which consist of other obligations of the types described in clauses (a), (b), (e) and (f) hereof.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends and/or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person; provided, however, that "Preferred Stock" shall not include Redeemable Stock.

     "Production Payments and Reserve Sales" means the grant or transfer to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), master limited partnership interest or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental matters.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

     "Public Equity Offering" means an underwritten public offering of our common stock pursuant to an effective registration statement under the Securities Act.

     "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by us (as certified by a resolution of our Board of Directors) which shall be substituted for S&P or Moody's or both, as the case may be.

     "Redeemable Stock" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is or could become required to be redeemed for cash or other Property or is or could become redeemable for cash or other Property at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Notes; or is or could become exchangeable at the option of the holder thereof for Indebtedness at any time in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that Redeemable Stock shall not include any security by virtue of the fact that it may be exchanged or converted at the option of the holder for our Capital Stock having no preference as to dividends or liquidation over any other of our Capital Stock.

     "Representative" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Indebtedness.

     "Restricted Payment" means:

          (a) a dividend or other distribution declared or paid on our Capital Stock or Redeemable Stock or to our stockholders (other than dividends, distributions or payments made solely in our Capital Stock), or declared and paid to any Person other than us or any of our Restricted Subsidiaries on the Capital Stock or Redeemable Stock of any Restricted Subsidiary;

          (b) a payment made by us or any of our Restricted Subsidiaries (other than to us or any Restricted Subsidiary) to purchase, redeem, acquire or retire any of our or a Restricted Subsidiary's Capital Stock or Redeemable Stock;

          (c) a payment made by us or any of our Restricted Subsidiaries to redeem, repurchase, defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, our Indebtedness which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes;

          (d) an Investment by us or a Restricted Subsidiary in any Person other than us or a Restricted Subsidiary; or

          (e) the sale or issuance of Capital Stock of a Restricted Subsidiary to a Person other than us or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest in such former Restricted Subsidiary held by us and our other Restricted Subsidiaries.

     "Restricted Subsidiary" means any Subsidiary of ours that has not been designated an Unrestricted Subsidiary in the manner provided in the covenant described under "--Certain Covenants--Restricted and Unrestricted Subsidiaries."

     "S&P" means Standard & Poor's Rating Group, Inc., or any successor to the rating agency business thereof.

     "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly Owned Subsidiary of such Person or between one or more Wholly Owned Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

     "Senior Indebtedness" means:

          (a) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest in respect of

               (i)   our Indebtedness for borrowed money, and

               (ii) Indebtedness evidenced by notes, debentures, bonds or other similar instruments permitted under the Indenture for the payment of which we are responsible or liable;

          (b)  all our Capital Lease Obligations;

          (c)  all our obligations

               (i) for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction;

               (ii)  under Hedging Agreements; or

               (iii) issued or assumed as the deferred purchase price of property and all our conditional sale obligations and all obligations under any title retention agreement permitted under the Indenture; and

          (d) all obligations of other persons of the type referred to in clauses (a) and (b) for the payment of which we are responsible or liable as Guarantor;

     provided that Senior Indebtedness does not include:

               (i) Pari Passu Indebtedness or our Indebtedness that is, by its terms, subordinate in right of payment to the Notes;

               (ii) any Indebtedness Incurred in violation of the provisions of the Indenture;

               (iii) accounts payable or any other obligations to trade creditors created or assumed by us in the ordinary course of business in connection with the obtaining of materials or services;

               (iv) in-kind obligations relating to net oil and gas balancing positions; or

               (v) any liability for federal, state, local or other taxes owed or owing by us.

     "Stated Maturity," when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subsidiary" of a Person means

          (a) another Person which is a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by

               (i)   the first Person;

               (ii)  the first Person and one or more of its Subsidiaries; or

               (iii) one or more of the first Person's Subsidiaries; or

          (b)  another Person which is not a corporation

               (x)  at least 50 percent of the ownership interest of which; and

               (y) the power to elect or direct the election of a majority of the directors or other governing body of which are controlled by Persons referred to in clause (i), (ii) or (iii) above.

     "Unrestricted Subsidiary" means:

          (a) each Subsidiary of ours that we have designated pursuant to the covenant described under "--Certain Covenants--Restricted and Unrestricted Subsidiaries" as an Unrestricted Subsidiary; and

          (b)  any Subsidiary of an Unrestricted Subsidiary.

     "U.S. GAAP" means United States generally accepted accounting principles as in effect on the date of the Indenture, unless stated otherwise.

     "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with U.S. GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Redeemable Stock" of any Person means Redeemable Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary, all of the Voting Stock of which (except directors' qualifying shares) is at the time owned, directly or indirectly, by us and our other Wholly Owned Subsidiaries.

                CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes the material United States federal income tax consequences of the exchange of the outstanding notes for exchange notes that may be relevant to a beneficial owner of notes that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise is subject to United States federal income taxation on a net income basis in respect of such notes (a "U.S. holder"). This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary deals only with U.S. holders that hold the outstanding notes as capital assets, and does not address tax considerations applicable to holders that may be subject to special tax rules, such as, but not limited to, banks, tax-exempt entities, insurance companies or dealers in securities or currencies, traders in securities electing to mark to market, persons that hold the outstanding notes as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction or persons that have a "functional currency" other than the U.S. dollar.

     We believe that the exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be treated as an "exchange" for federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the outstanding notes. Rather, the exchange notes received by a holder will be treated as a continuation of the outstanding notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging outstanding notes for exchange notes pursuant to the exchange offer, the holding period of an exchange note will include the holding period of the outstanding note and the basis of an exchange note will be the same as the basis for the outstanding note immediately before the exchange.

     Holders should consult their own tax advisors in determining the tax consequences to them, as a result of their individual circumstances, of the exchange of the outstanding notes for the exchange notes and of the ownership and disposition of exchange notes received in the exchange offer, including the application of state, local, foreign or other tax laws.


                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and any profit resulting from any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act of 1933.


                                 LEGAL MATTERS

     The validity of the exchange notes will be passed upon for us by Conner & Winters, A Professional Corporation, Tulsa, Oklahoma.


                                    EXPERTS

     Our audited financial statements incorporated by reference in this prospectus have been audited, and the pro forma statement of income for the year ended December 31, 2000, incorporated by reference in this prospectus has been examined, by Arthur Andersen LLP, independent public accountants, as stated in their reports, and are incorporated by reference in reliance upon the authority of such firm as experts in giving said reports.

     The audited consolidated financial statements of Genesis Exploration Ltd. as at December 31, 2000 and 1999, and for each of the years in the two-year period ended December 31, 2000, incorporated by reference in this prospectus have been audited by PricewaterhouseCoopers LLP, chartered accountants, as indicated in their report with respect to such financial statements, and are incorporated by reference in reliance upon the authority of such firm as experts in giving such report.

     The estimated reserve evaluations and related calculations of Netherland, Sewell & Associates, Inc. for the United States, Argentina and Ecuador set forth or incorporated by reference in this prospectus have been included or incorporated by reference in reliance upon the authority of such firm as experts in petroleum engineering.

     The estimated reserve evaluations and related calculations of DeGolyer and MacNaughton for Bolivia set forth or incorporated by reference in this prospectus have been included or incorporated by reference in reliance upon the authority of such firm as experts in petroleum engineering.

PROSPECTUS                                                                , 2001







                                 $200,000,000



                                    [LOGO]



                            Vintage Petroleum, Inc.



                              Exchange Offer for
                          7 7/8% Senior Subordinated
                                Notes due 2011

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation may not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper. The Restated By-laws of the Registrant provide that the Registrant shall indemnify an officer or director against liability incurred by such person as authorized under the General Corporation Law of the State of Delaware. In addition, the Registrant has entered into specific agreements with the directors and officers of the Registrant providing for indemnification of such persons under certain circumstances. The Registrant's Restated Certificate of Incorporation also eliminates the liability of the Registrant's directors for monetary damages for breach of their fiduciary duty as directors. This provision, however, does not eliminate a director's liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (d) for any transaction from which a director derived an improper personal benefit.

Item 21.  Exhibits and Financial Statement Schedules.

          (a) Exhibits. The following is a list of all exhibits filed as a part of this Registration Statement on Form S-4, including those incorporated by reference herein.

  Exhibit
  Number                              Description
----------  --------------------------------------------------------------------


3.1** Restated Certificate of Incorporation, as amended, of the Registrant.

3.2***      Restated By-laws of the Registrant.

4.1* Indenture dated as of May 30, 2001, between The Chase Manhattan Bank, as Trustee, and the Registrant, relating to the 7 7/8% Senior Subordinated Notes due 2011 of the Registrant (the "Indenture"), which includes the form of global note.

4.2* Registration Rights Agreement, dated May 22, 2001, among the Registrant, Lehman Brothers Inc. and BMO Nesbitt Burns Inc.

5.*         Opinion of Conner & Winters, A Professional Corporation.

12.*        Computation of Ratio of Earnings to Fixed Charges.

23.1*       Consent of Arthur Andersen LLP.

23.2*       Consent of PricewaterhouseCoopers LLP.

  Exhibit
  Number                              Description
----------  --------------------------------------------------------------------


23.3*       Consent of Conner & Winters, A Professional Corporation (included in
            Exhibit 5).

23.4*       Consent of Netherland, Sewell & Associates, Inc.

23.5*       Consent of DeGolyer and MacNaughton.

24.* Power of Attorney (set forth on the signature page to this Registration Statement).

25.* Form T-1 with respect to the eligibility of the Trustee with respect to the Indenture.

____________________

       *  Filed herewith.
      ** Previously filed as Exhibit 3.2 to the Registrant's Form 10-Q for the quarter ended June 30, 2000, and incorporated by reference herein.
     *** Previously filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (No. 33-35289) and incorporated by reference herein.

     (b) Financial Statement Schedules. All schedules are omitted as inapplicable or because the required information is contained in the Registrant's consolidated financial statements or included in the notes thereto.

Item 22.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 20 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to such request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   *   *   *

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 26th day of June, 2001.

                                        VINTAGE PETROLEUM, INC.


                                        By:  /s/ C. C. Stephenson, Jr.
                                           -------------------------------------
                                           C. C. Stephenson, Jr.
                                           Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints C. C. Stephenson, Jr., S. Craig George and William C. Barnes, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                            TITLE                                     DATE
----                            -----                                     ----
/s/ C. C. Stephenson, Jr.       Director and Chairman of the Board        June 26, 2001
----------------------------
C. C. Stephenson, Jr.

/s/ S. Craig George             Director, President and Chief             June 26, 2001
----------------------------    Executive Officer (Principal Executive
S. Craig George                 Officer)

/s/ William L. Abernathy        Director, Executive Vice President and    June 26, 2001
----------------------------    Chief Operating Officer
William L. Abernathy

/s/ William C. Barnes           Director, Executive Vice President,       June 26, 2001
----------------------------    Chief Financial Officer, Secretary and
William C. Barnes               Treasurer (Principal Financial Officer)

                                Director
----------------------------
Bryan H. Lawrence

                                Director
----------------------------
John T. McNabb, II

____________________________    Director
Joseph D. Mahaffey

/s/ Michael F. Meimerstorf      Vice President and Controller             June 26, 2001
----------------------------    (Principal Accounting Officer)
Michael F. Meimerstorf

                               INDEX TO EXHIBITS

  Exhibit
   Number                              Description
-----------   ------------------------------------------------------------------


3.1** Restated Certificate of Incorporation, as amended, of the Registrant.

3.2***        Restated By-laws of the Registrant.

4.1* Indenture dated as of May 30, 2001, between The Chase Manhattan Bank, as Trustee, and the Registrant, relating to the 7 7/8% Senior Subordinated Notes due 2011 of the Registrant (the "Indenture"), which includes the form of global note.

4.2* Registration Rights Agreement, dated May 22, 2001, among the Registrant, Lehman Brothers Inc. and BMO Nesbitt Burns Inc.

5.*           Opinion of Conner & Winters, A Professional Corporation.

12.*          Computation of Ratio of Earnings to Fixed Charges.

23.1*         Consent of Arthur Andersen LLP.

23.2*         Consent of PricewaterhouseCoopers LLP.

23.3* Consent of Conner & Winters, A Professional Corporation (included in Exhibit 5).

23.4*         Consent of Netherland, Sewell & Associates, Inc.

23.5*         Consent of DeGolyer and MacNaughton.

24.* Power of Attorney (set forth on the signature page to this Registration Statement).

25.* Form T-1 with respect to the eligibility of the Trustee with respect to the Indenture.


____________________

     *   Filed herewith.
    ** Previously filed as Exhibit 3.2 to the Registrant's Form 10-Q for the quarter ended June 30, 2000, and incorporated by reference herein.
   *** Previously filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (No. 33-35289) and incorporated by reference herein.